JOBS ACT / REG A / TIER II	VELOCE CAP FUND 1 LP	OFFERING CIRCULAR

AN OFFERING CIRCULAR PURSUANT TO THE REQUIREMENTS OF REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING INVESTORS A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Offering Circular Date: November 1, 2021

OFFERING CIRCULAR

For

VELOCE CAP FUND 1 LP

a New Jersey Limited Partnership

SECURITIES OFFERED	:	15,000 UNITS
		LIMITED PARTNERSHIP INTERESTS
MAXIMUM OFFERING AMOUNT	:	$75,000,000
MINIMUM INVESTMENT AMOUNT	:	$5,000
CONTACT INFORMATION	:	58 MAIN ST., 2ND FLOOR
		HACKENSACK, NJ 07601
		201-786-6300

VELOCE CAP FUND 1 LP (the “Fund”) is a New Jersey limited partnership. The Fund is offering (the “Offering”) by means of this offering circular (the “Offering Circular”) units of limited partnership interests (“Limited Partnership Interests”) on a “best efforts” and ongoing basis to investors who meet the Investor Suitability standards as set forth herein. (See “Investor Suitability” below). In addition, the Fund has entered into a broker-dealer agreement with the Dalmore Group, LLC, a New York limited liability company (“Dalmore Group”). Dalmore Group will earn a fee equal to One Percent (1%) on the aggregate amount raised for the Fund. This fee will be considered an expense to the Fund.

The minimum investment amount per Investor is Five Thousand Dollars ($5,000) for a total of Fifteen Thousand (15,000) units of Limited Partnership Interests. The units of Limited Partnership Interests offered by the Fund may also be purchased by the Limited Partners pursuant to the reinvestment program (“Reinvestment Program”) provided herein. All Limited Partners will automatically be enrolled into the Reinvestment Program unless the Limited Partner opt out of such program. The Offering price for reinvestment will be at par value. The Limited Partner may purchase additional Limited Partnership Interests on a fractional basis. (See “Terms of the Offering – Election to Reinvest” below). Although the Fund does not intend to list the Limited Partnership Interests for trading on a stock exchange or other trading market, the Fund has adopted a redemption program (“Redemption Program”) designed to provide Limited Partners with limited liquidity for their investment in the Fund’s Limited Partnership Interests. (See “Terms of the Offering – Withdrawal / Redemptions” below.) However, an investment in the Fund is subject to restrictions on withdrawal, as noted herein this Offering Circular. (See “Summary of the Limited Partnership Agreement – Withdrawal / Redemption” below.)

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The Fund will be managed by Veloce Consulting Inc., a New Jersey corporation (hereinafter referred to as the “General Partner”). As further described in the Offering Circular, the Fund has been organized to conduct the following business: to make, purchase, originate, fund, acquire and/or otherwise sell loans secured by interests in real or personal property located throughout the United States with primary focus in New Jersey. The Fund may also manage, remodel, repair, lease, and/or sell real properties acquired through the Fund’s lending activities, including but not limited to, properties acquired through foreclosure and real estate owned (“REO”). (See “Lending Standards and Policies” below).

The Offering will commence immediately upon qualification of the Offering by the Securities and Exchange Commission (the “Effective Date”) and will terminate at the discretion of the General Partner. The maximum amount of the Offering shall not exceed Seventy-Five Million Dollars ($75,000,000) in any Twelve (12) month period (“Maximum Offering Amount”) in accordance with Tier II of Regulation A as set forth under the Securities Act of 1933, as amended, (“Reg A Tier II”). The Fund intends to offer the Limited Partnership Interests described herein on a continuous and ongoing basis pursuant to Rule 251(d)(3)(i)(f). Further, the acceptance of Investor subscriptions, may be briefly paused at times to allow the Fund to effectively and accurately process and settle subscriptions that have been received. (See “Terms of the Offering” below.)

The Offering price is arbitrary and does not bear any relationship to the value of the assets of the Fund. The Fund does not currently have plans to list any Limited Partnership Interests on any securities market. Investing in the Limited Partnership Interests involves risk, some of which are set forth below. See the section titled “Risk Factors” to read about the factors an investor should consider prior to purchasing any Limited Partnership Interests.

Prospective investors (“Investors”) who execute a subscription agreement (“Subscription Agreement”) to invest in the Fund will become a limited partner of the Fund (“Limited Partner”) once the General Partner deposits the investor’s investment into the Fund’s main operating bank account and subject to terms and conditions in the Offering Circular and Subscription Agreement.

Generally, no sale may be made in this Offering if the aggregate purchase price paid is more than Ten Percent (10%) of the greater of the investor’s annual income or net worth based upon the representation as set forth in the Subscription Agreement. Different rules apply to accredited investors and non-natural persons. Before making any representation that the investment does not exceed applicable thresholds, Investors are encouraged to review rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, Investors are encouraged to refer to www.investor.gov.

The General Partner will receive compensation and income from the Fund and is subject to certain conflicts of interest. (See “Risk Factors”, “General Partner’s Compensation” and “Conflicts of Interest” below.) Investing in the Limited Partnership Interests is speculative and involves substantial risks. Prospective Investors should purchase these securities only if they can afford a complete loss of their investment. (See “Risk Factors” below.) There are material income tax risks associated with investing in the Fund that prospective investors should consider. (See “Income Tax Considerations” below.)

As of the date of this Offering Circular, the Fund has not engaged a transfer agent, and does not intend to engage a transfer agent until such time as the Fund is required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as applicable, or the Exchange Act.

The Offering is being conducted on a “best-efforts” basis, which means the principals and officers of the Fund will use commercially reasonable best efforts in an attempt to sell the Limited Partnership Interests. Such officers will not receive any commission or any other remuneration for these sales.

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JOBS ACT / REG A / TIER II	VELOCE CAP FUND 1 LP	OFFERING CIRCULAR

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THIS INVESTMENT INVOLVES A DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL PERSONS. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT. (SEE “RISK FACTORS” BELOW.)

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. THIS OFFERING CIRCULAR CONTAINS INFORMATION AND DISCLOSURES IN ACCORDANCE TO THE FORMAT SET FORTH IN SEC FORM S-11.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDS FIFTY MILLION DOLLARS ($75,000,000) ANNUALLY, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER II SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE SECURITIES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE FUND IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE FUND OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE FUND AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR THE LIMITED PARTNERSHIP INTERESTS. THE PURCHASE OF LIMITED PARTNERSHIP INTERESTS BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED. INCOME EARNED BY QUALIFIED PLANS AS A RESULT OF AN INVESTMENT IN THE FUND MAY BE SUBJECT TO FEDERAL INCOME TAXES, EVEN THOUGH SUCH PLANS ARE OTHERWISE TAX EXEMPT. (SEE “INCOME TAX CONSIDERATIONS” AND “ERISA CONSIDERATIONS.”)

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THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE FUND. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE FUND PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

THE FUND INTENDS TO OFFER THE LIMITED PARTNERSHIP INTERESTS DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). PURSUANT TO RULE 251(D)(3)(I)(F), THE FUND INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE FUND REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE.

ANY REMAINING SECURITIES THAT ARE NOT SOLD IN THIS OFFERING SHALL BE INCORPORATED INTO A FUTURE OFFERING CIRCULAR AFTER TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE TO “INCLUDE AS PART OF SUCH NEW OFFERING CIRCULAR ANY UNSOLD SECURITIES COVERED BY THE EARLIER OFFERING CIRCULAR BY IDENTIFYING ON THE COVER PAGE OF THE NEW OFFERING CIRCULAR OF THE LATEST AMENDMENT, THE AMOUNT OF SUCH UNSOLD SECURITIES BEING INCLUDED.”

FOR RESIDENTS OF ALL STATES. THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY PARTICULAR STATE. THIS OFFERING CIRCULAR MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE ADVISED TO CONTACT THE FUND FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE. AN INVESTMENT IN THIS OFFERING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF FINANCIAL RISK. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSIDER ALL OF THE RISK FACTORS DESCRIBED BELOW.

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JOBS ACT / REG A / TIER II	VELOCE CAP FUND 1 LP	OFFERING CIRCULAR

UNITED STATES TERRITORIES AND POSSESSIONS. THESE SECURITIES ARE NOT AUTHORIZED FOR OFFERING OR SALE IN ANY TERRITORY OR POSSESSION OF THE UNITED STATES IN LIEU OF APPLICABLE SECURITIES LAWS TO THE CONTRARY. SECURITIES AND/OR CAPITAL GUARDIANSHIPS ARE NOT AUTHORIZED FOR SALE IN SUCH TERRITORIES OR POSSESSIONS.

CERTAIN TERMS OF THE OFFERING

	Price to Public [1]	Underwriting Discounts and Commissions [2]	Proceeds to Broker- Dealer [3]	Proceeds to the Fund [4]
Amount to be Raised Per Limited Partnership Interest	$5,000	$0	$50	$4,950
Minimum Investment Amount	$5,000	$0	$50	$4,950
Minimum Offering Amount	$5,000	$0	$50	$4,950
Maximum Offering Amount [5]	$75,000,000	$0	$750,000	$74,250,000

1. The Offering price to investors was arbitrarily determined by the General Partner.

2. The Fund will not use an underwriter for the sale of any Limited Partnership Interests.

3. The Fund has retained the services of Dalmore Group, LLC, a New York limited liability company (“Dalmore Group”) as a third-party independent broker/dealer to act as the broker/dealer of record in the sale of the Limited Partnership Interests. The Dalmore Group is a broker/dealer firm registered with the Financial Industry Regulatory Authority (“FINRA”). The Fund will pay Dalmore Group a One Percent (1%) commission for the sale of the Limited Partnership Interests, a Five Thousand Dollars ($5,000) upfront fee for out-of-pocket expenses and Twenty Thousand Dollars ($20,000) consulting fee upon the issuance of a No Objection Letter by FINRA. Any commission and/or fees payable to the Dalmore Group will be paid by the Fund which will be considered an expense to the Fund. Notwithstanding the foregoing, the General Partner and the Fund’s and General Partner’s respective officers and employees may offer and sell directly to the Investors. No commissions for selling Limited Partnership Interests will be paid to the Fund, the General Partner of the Fund’s or General Partner’s respective officers or employees.

4. Net proceeds to the Fund do not reflect the deduction of organization and offering expenses. The Fund intends to reimburse the General Partner of organization and Offering costs and expenses. It is currently anticipated that the Offering costs and expenses is approximately Fifty Thousand Dollars ($50,000), which includes, without limitation, legal, accounting, fund administrator, and other fees. Notwithstanding the foregoing, the actual Offering costs and expenses cannot be determined at this time.

5. The Maximum Offering Amount for the Fund is Seventy-Five Million Dollars ($75,000,000) in any Twelve (12) month period. The Fund may increase the Maximum Offering Amount at its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment.

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JOBS ACT / REG A / TIER II	VELOCE CAP FUND 1 LP	OFFERING CIRCULAR

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JOBS ACT / REG A / TIER II	VELOCE CAP FUND 1 LP	OFFERING CIRCULAR

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Limited Partnership Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Act). As a Tier 2 Offering pursuant to Regulation A under the Act, this Offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Limited Partnership Interests offered hereby are offered and sold only to “qualified purchasers” or at a time when the Limited Partnership Interests are listed on a national securities exchange, if at all.

“Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D; and (ii) all other non-accredited Investors so long as their investment in the Limited Partnership Interests does not represent more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse, annual income or net worth (excluding the value of the Investor’s primary residence and any loans secured by the residence (up to the value of the residence)), or Ten Percent (10% ) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Limited Partnership Interests are offered hereby and sold to Investors that fall within both categories of “qualified purchasers” (i.e., Accredited Investors and non-accredited Investors whose investment in the Limited Partnership Interests does not represent more than Ten Percent (10%) of the applicable amount). Accordingly, the Fund reserves the right to reject any Investor’s subscription in whole or in part for any reason, including if the Fund determines in its sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential Investor is a “Qualified purchaser” (who is not an Accredited Investor), annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

Forward Looking Statements

Investors should not rely on forward-looking statements because they are inherently uncertain. Investors should not rely on forward-looking statements in this Offering Circular. This Offering Circular contains forward-looking statements that involve risks and uncertainties. We use words such as “anticipated,” “projected”, “forecasted”, “estimated”, “prospective”, “believes,” “expects,” “plans” “future” “intends,”, “should,” “can”, “could”, “might”, “potential,” “continue,” “may,” “will,” and similar expressions to identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular.

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JOBS ACT / REG A / TIER II	VELOCE CAP FUND 1 LP	OFFERING CIRCULAR

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached including, but not limited to, the Limited Partnership Agreement of the Fund (the “Limited Partnership Agreement”), a copy of which is attached hereto as Exhibit A-2, should be carefully read in its entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and the Limited Partnership Agreement, the Limited Partnership Agreement shall prevail, and control and no Investor should rely on any reference herein to the Articles or Limited Partnership Agreement without consulting the actual underlying documents.

THE FUND AND ITS BUSINESS

VELOCE CAP FUND 1 LP is a New Jersey limited partnership located at 58 Main St., 2nd Floor, Hackensack, NJ 07601. The Fund is offering by means of this Offering Circular Limited Partnership Interests on a “best efforts” basis to qualified Investors who meet the Investor Suitability standards as set forth herein. (See “Investor Suitability” below.)

As further described in the Offering Circular, the Fund has been organized to make, purchase, originate, fund, acquire and/or otherwise sell loans secured by interests in real or personal property located throughout the United States with primary focus in New Jersey. The Fund may also manage, remodel, repair, lease, and/or sell real properties acquired through the Fund’s lending activities, including but not limited to, properties acquired through foreclosure and REOs.

MANAGEMENT	The Fund will be managed by Veloce Consulting Inc., a New Jersey corporation, whose office is located at 58 Main St., 2nd Floor, Hackensack, NJ 07601.
THE OFFERING

The Fund is hereby offering Limited Partnership Interests in the maximum aggregate amount of Seventy-Five Million Dollars ($75,000,000) (the “Maximum Offering Amount”). Notwithstanding the foregoing, the Fund reserves the right to increase the Maximum Offering Amount in its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment.

The Minimum Investment Amount per Investor is Five Thousand Dollars ($5,000). The Fund’s Limited Partnership Agreement allows the Fund to issue Limited Partnership Interests on an ongoing basis.

VOTING RIGHTS	Limited Partners will have substantially limited control, voting rights or involvement in the business, affairs or governance of the Fund.

COMPENSATION TO GENERAL PARTNER	The General Partner and its affiliates will receive fees for managing the Fund. (See “General Partner’s Compensation” below.)

PRIOR EXPERIENCE	The General Partner has prior experience in real estate, mortgage industry and securities transactions. (See “The General Partner” below.)

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CAPITALIZATION	The Fund’s Limited Partnership Agreement does not restrict the number of Limited Partnership Interests that the Fund may issue. The Fund shall limit the Offering to Seventy-Five Million Dollars ($75,000,000) in any Twelve (12) month period, subject to qualification by the SEC of a post-qualification amendment. The Fund may, at its sole and absolute discretion, at any time during the period of the Offering, increase or decrease the Minimum Investment Amount and/or the Maximum Offering Amount.

INVESTOR SUITABILITY STANDARDS	Limited Partnership Interests are offered to “Qualified purchasers”. “Qualified purchasers” include: (i) “accredited investors”, as defined under Rule 501(a) of Regulation D and (ii) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A. Each Investor must execute a Subscription Agreement making certain representations and warranties to the Fund, including, but not limited to, such purchaser’s qualifications as an “Accredited Investor”, or as a non-accredited investor who meets the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A. (See “Investor Suitability” below.)

LIMITATIONS ON INVESTMENT AMOUNT	This Offering is open to all Accredited and non-Accredited investors. Generally, no sale may be made to any non-Accredited Investors in this Offering if the aggregate purchase price purchased by the Investor is more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse, annual income or net worth. Different rules apply to accredited investors and non-natural persons. Each Investor should review to review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Limited Partnership Interests. (See “Investor Suitability” below.)

COMMISSIONS FOR SELLING LIMITED PARTNERSHIP INTERESTS	The Fund has retained the services of the Dalmore Group as a third-party independent broker/dealer to offer and sell Limited Partnership Interests. The Dalmore Group is a broker/dealer firm registered with FINRA. Any commission and/or fees payable to the Dalmore Group will be paid by the Fund and are considered an expense to the Fund. Notwithstanding the foregoing, the Fund, the General Partner and the Fund’s and General Partner’s respective officers and employees may offer and sell directly to the Investors. No commissions for selling Limited Partnership Interests will be paid to the Fund, the General Partner or the Fund’s or General Partner’s respective officers or employees.

LOAN ORIGINATION AND SERVICING	The General Partner, the Fund, and/or a third-party may originate the loans as a mortgage broker. In addition, and to the extent permissible under applicable state law, it is presently anticipated that the General Partner will originate Fund loans. At its sole election, the General Partner may service the loans or appoint an affiliate (“Affiliate”) to service the loan or retain the services of a third-party loan servicer at any time for any reason (or no reason). The servicer, whether a third-party or the General Partner or its Affiliate, shall be herein referred to as the “Servicer.” The Servicer will be compensated by the borrowers and/or Fund for such loan servicing activities, as agreed upon by the General Partner and Servicer. To the extent applicable, the General Partner will oversee the activities and performance of the Servicer.

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RECOVERY OF DEFERRED COMPENSATION	If the General Partner or Servicer defers or assigns to the Fund any of their respective compensation, the General Partner and/or Servicer may elect, in the sole and absolute discretion of the General Partner, to recover the same at a later time within the same calendar year only. Notwithstanding the foregoing, the General Partner and/or Servicer have no obligation to waive, defer, or assign to the Fund any portion of such compensation at any time.

LEVERAGING THE PORTFOLIO	The Fund may borrow funds from financiers, other lenders, or banks for the purpose of funding the Fund’s investments in Loans and properties. In order to obtain such additional capital, the Fund may assign part or its entire asset portfolio to the lender or investor. Such a transaction involves certain elements of risk and also entails possible adverse tax consequence as detailed later in this Offering Circular. The terms and conditions of any credit obtained by the Fund shall be negotiated by the General Partner in its sole and absolute discretion. In addition, any debt incurred by the Fund will be senior in payment to the Limited Partners. (See “Risk Factors” below).

REINVESTMENT PROGRAM	All Limited Partners’ distributions declared by the General Partner will automatically be reinvested as additional Limited Partnership Interests of the Company unless such Limited Partner(s) opt-out to receive distributions in cash. Notwithstanding the foregoing, the General Partner reserves the right to commence making cash distributions at any time to any Limited Partner(s) in order for the Fund to remain exempt from the ERISA plan asset regulations. (See “ERISA Considerations” below.)

RETURN OF CAPITAL	The General Partner reserves the right to return part or all of the Limited Partner’s capital investment to the Limited Partner at any time during the investment and to expel any Limited Partner for cause. (See “Summary of the Limited Partnership Agreement – Redemption Policy and Other Events of Disassociation” below.)

LOSS RESERVE	A loss reserve may be maintained by the Fund, as determined by the General Partner, in its sole and absolute discretion. The loss reserve is intended to protect Limited Partners from potential unrecoverable losses on loans. (See “Risk Factors” below.)

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RISK FACTORS

There are a number of risks associated with the purchase of Limited Partnership Interests. The risk factors set forth in this Offering Circular, including those in the “Risk Factors” section below, identify important factors that an Investor should consider before investing in the Fund. A summary of the some of the risk factors is included below:

1.       The Fund depends on the General Partner to select its investments and conducts its operations. The fees and expenses payable to the General Partner were not determined on an arm’s length basis, therefore, there is no benefit of an arm’s length transactions typically conducted between unrelated parties.

2.       The Fund does not have an operating history. The prior performance for the General Partner or its affiliated entities do not predict future results for the Fund. Therefore, no assurance can be given that the Fund will achieve its investment objectives;

3.       National, international and local economic and business conditions that could affect the Fund’s business;

4.       Industry developments affecting the Fund’s business, financial condition and results of operations;

5.       Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations.

In making an investment decision Investors must rely on their own examination of the Fund and the terms of the Offering, including the risks involved. The investment in Limited Partnership Interests involves a high degree of risk and Investors should purchase Limited Partnership Interests only if they can afford a complete loss of their investment.

WITHDRAWALS/ REDEMPTIONS

Limited Partners will be required to hold their Limited Partnership Interests for a minimum of Twenty-Four (24) months before they may request to withdraw from the Fund and have their Limited Partnership Interests redeemed. Thereafter, a Limited Partner may request withdrawal from the Fund and give at least Ninety (90) days’ prior written notice to the General Partner. The Fund will use its best efforts to return capital subject to, among other things, the Fund’s then cash flow, financial condition, and prospective investments in assets. Furthermore, any Limited Partner requesting redemption will be responsible for any third-party costs incurred in effecting such redemption, including but not limited to, bank transaction charges, custody fees, and/or transfer agent charges (as applicable).

A Limited Partner’s redemption amount shall be based on the capital account balance with the Fund. In requesting for redemption, the Limited Partner shall specify the amount the Limited Partner requests to withdraw and shall be subject to the General Partner’s approval. While the Fund intends to allow Limited Partners to request redemptions on an ongoing basis, the Fund has imposed limitations on the amount of individual redemption requests in order to maintain liquidity to satisfy redemption requests without impacting the Fund’s ability to invest in Loans and properties. Accordingly, each request for withdrawal or redemption shall be limited to per Limited Partner to withdraw the requested amount; provided, however, that the maximum aggregate amount of capital that the Fund will return to the Limited Partners each fiscal year is limited to Ten Percent (10%) of the total outstanding capital of the Fund. Withdrawal requests will be processed by the Fund on a first-come, first-served basis.

Limited Partners who wish to withdraw before they have been Limited Partner for Twenty-Four (24) months (“Early Withdrawal”) can only withdraw if the Limited Partner produces evidence of undue hardship, and the General Partner permits Early Withdrawal, in its sole and absolute discretion. Acceptability of a Limited Partner’s hardship will be determined by the General Partner, in its sole and absolute discretion. Limited Partners who request Early Withdrawal will be subject to a penalty of Twenty Percent (20%) of the Limited Partner’s withdrawal proceeds. The General Partner may, at its sole discretion, waive an Early Withdrawal penalty.

The above requirements regarding the withdrawal amount and the timing of any specific withdrawal may be modified by the General Partner, in its sole and absolute discretion, based on, amongst other things, the Fund’s current cash flow, the amount of the Fund’s reserves, and the Fund’s then-current financial condition. However, in the event that the Fund amends, suspends or terminates withdrawals, the Fund will file an offering circular supplement and/or Form 1-U, as necessary, and inform Limited Partners of such amendment.

The General Partner may at any time suspend the withdrawal of funds from the Fund, upon the occurrence of any of the following circumstances: (i) whenever, as a result of events, conditions or circumstances beyond the control or responsibility of the General Partner or the Fund, disposal of the assets of the Fund is not reasonably practicable without being detrimental to the interests of the Fund or its Limited Partners, determined in the sole and absolute discretion of the General Partner; or (ii) if the General Partner has determined to dissolve the Fund. Notice of any suspension will be given within Ten (10) business days from the time the decision was made to suspend distributions to any Limited Partner who has submitted a withdrawal request and to whom full payment of the redemption proceeds has not yet been remitted. If a redemption request is not rescinded by a Limited Partner following notification of a suspension, the redemption will be effected as of the last day of the calendar month in which the suspension is lifted.

SUMMARY OF FINANCIAL INFORMATION

The statements of operations data set forth below with respect to the period from September 30, 2021 are derived from, and are qualified by reference to, the audited financial statements included in this Offering Circular and should be read in conjunction with those financial statements and notes thereto. The Fund is initially operating at a loss and would be subject to certain risk factors as noted below. (See “Risk Factors” below).

For the Period of September 30, 2021
Cash and Cash Equivalents	$100
Operating Expenses:	$(25,000)
Total Assets	$(24,900)

PLAN OF DISTRIBUTION

The Fund will not utilize an underwriter for the sale of the Limited Partnership Interests. The Offering is being conducted on a “best-efforts” basis, which means the principals and officers of the Fund will use commercially reasonable best efforts in an attempt to sell the Limited Partnership Interests. Such officers will not receive any commission or any other remuneration for these sales.

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The Fund has retained the services of the Dalmore Group as a third-party independent broker/dealer to act as the broker/dealer in the sale of the Limited Partnership Interests. The Dalmore Group is a broker/dealer firm registered with the Financial Industry Regulatory Authority (“FINRA”). The Fund will pay Dalmore Group a One Percent (1%) commission for the sale of the Limited Partnership Interests, a Five Thousand Dollars ($5,000) up front fee for out of pocket expenses and Twenty Thousand Dollars ($20,000) consulting fee upon the issuance of a No Objection Letter by FINRA. Any commission and/or fees payable to the Dalmore Group will be paid by the Fund and are considered an expense to the Fund. Notwithstanding the foregoing, the Fund, the General Partner and the Fund’s and General Partner’s respective officers and employees may offer and sell directly to the investors. No commissions for selling Limited Partnership Interests will be paid to the Fund, the General Partner or the Fund’s or General Partner’s respective officers or employees.

USE OF PROCEEDS

The Fund intends to raise Offering proceeds to make, purchase, originate, fund, acquire and/or otherwise sell loans secured by interests in real or personal property located throughout the United States. The Fund may also manage, remodel, repair, lease, and/or sell real properties acquired through the Fund’s lending activities, including but not limited to, properties acquired through foreclosure and REOs. (See “Lending Standards and Policies” below).

The net proceeds from this Offering will not be used to compensate or otherwise make payments to officers, directors or Limited Partners of the Fund, unless and to the extent it is as otherwise stated below. All Offering proceeds raised by the Fund and the General Partner will be sourced from business conducted per the Operational Plan set forth below.

	Minimum	10%	25%	50%	75%	100%
Gross Proceeds	$5,000	$7,500,000	$18,750,000	$37,500,000	$56,250,000	$75,000,000
Selling Commissions & Fees[1]	$50	$75,000	$187,500	$375,000	$562,500	$750,000
Net Proceeds	$4,950	$7,425,000	$18,562,500	$37,125,000	$55,687,500	$74,250,000
Funding Real Estate Loans/Lending Activities	$4,950	$.7,420,000	$18,547,500	$37,100,000	$55,637,500	$74,200,000
Legal and Accounting[2]	$—	$5,000	$15,000	$25,000	$50,000	$50,000
Total Use of Proceeds	$5,000	$7,500,000	$18,750,000	$37,500,000	$56,250,000	$75,000,000

1. The Fund has retained the services of the Dalmore Group as a third-party independent broker/dealer to act as the broker/dealer of record for the sale of the Limited Partnership Interests. Any commission and/or fees payable to the Dalmore Group will be paid by the Fund, which will be considered an expense to the Fund, which is One Percent (1%) of the aggregate share price of the Limited Partnership Interests sold. Notwithstanding the foregoing, the General Partner and the Fund’s and General Partner’s respective officers and employees may offer and sell directly to the Investors. No commissions for selling Limited Partnership Interests will be paid to the Fund, the General Partner or the Fund’s or General Partner’s respective officers or employees.

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2. The initial expenses associated with this Offering, including legal and accounting expenses, total approximately Fifty Thousand Dollars ($50,000). The General Partner has agreed to advance for all legal costs associated with the organization of the Fund, which may be reimbursed by the Fund. In addition, the Fund intends to reimburse the General Partner for any non-legal organization, marketing expenses, and Offering costs and expenses incurred on behalf of the Fund. The Fund cannot determine the actual amount of such expenses or cost at this time.

3. Net proceeds to the Fund only reflect an approximation of the deduction of organization and offering expenses that may be reimbursed to the General Partner. Any expenses associated with the Limited Partnership Interests, Loans and/or other investments of the Fund shall be paid by the Fund in accordance with the terms set forth herein and in the Limited Partnership Agreement.

The foregoing represents the Fund’s best estimate of the allocation of the proceeds of this Offering based on planned use of funds for the Fund’s operations and current objectives. The Fund will not raise funds from other sources in order to achieve its investments. Notwithstanding the foregoing, the Fund may borrow money from financiers, other lenders, or banks to fund its investments, who are not identified at this moment as the Fund does not have any agreements with any financers, lender, or banks to borrow money from.

TERMS OF THE OFFERING

This Offering is made to Qualified purchasers to purchase Limited Partnership Interests in the Fund. The Minimum Investment Amount per Investor is Five Thousand Dollars ($5,000). (See “Investor Suitability” below.) While the Offering is still open, Limited Partners that have subscribed for at least the Minimum Investment Amount may purchase additional Limited Partnership Interests in increments of Five Thousand Dollars ($5,000), provided that such additional purchase of Limited Partnership Interests complies with Regulation A, Tier II requirements. The Fund generally shall not offer fractional Limited Partnership Interests for sale, except for Limited Partners who seek to reinvest their distributions. The General Partner currently does not intend to adjust the price of the Limited Partnership Interests. However, in the event the General Partner adjust the purchase price of the Limited Partnership Interests, the General Partner shall update and amend the Offering Circular and other necessary documents to indicate such adjustments.

The Offering will continue until the Fund has raised the Maximum Offering Amount or is terminated by the Fund, in its sole and absolute discretion. At such time, the Offering will be deemed closed. The Fund may, at its sole and absolute discretion, at any time during the period of the Offering, increase or decrease the Minimum Investment Amount or the Maximum Offering Amount.

Notwithstanding the foregoing in “Terms of the Offering”, the Fund reserves the right, in its sole and absolute discretion to, at any time, and for any reason or no reason, accept subscriptions in a lesser amount or to require a higher amount or to reject any subscription(s) in whole or in part.

Broker-Dealer Agreement with Dalmore Group, LLC

The Fund intends to utilize the services of a Broker-Dealer, Dalmore Group, LLC. Dalmore Group is a registered broker-dealer with the SEC and a member firm of the Financial Industry Regulatory Authority (“FINRA”). The Fund has entered into a broker-dealer agreement with Dalmore (the “Broker-Dealer Agreement”). Pursuant to such Agreement, the Fund shall pay One Percent (1%) commission of the purchase price per Limited Partnership Interests that Dalmore has raised.

Under the terms of the Broker-Dealer Agreement, Dalmore will perform operations and compliance services, which includes the following: (i) review investor information, including KYC data, perform AML and other compliance background checks, and provide a recommendation to the Fund whether or not to accept the investor; (ii) review each investors subscription agreement to confirm such investor’s participation in the Offering; (iii) contact and/or notify the Fund to gather additional information or clarification on an investor; (iv) keep investor details and data confidential; and (v) coordinate with third-party service providers to ensure adequate review and compliance; and (vi) provide, or coordinate the provision by a third party, of an “invest now” payment processing mechanism, including connection to a qualified escrow agent. Dalmore will not provide any investment advice or investment recommendations to any investor.

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Fees Paid to Dalmore Group

The Fund will pay Dalmore (i) a fee equal to One Percent (1%) on the aggregate amount raised in the Offering; plus (ii) one time advance payment for out-of-pocket expenses of Five Thousand Dollars ($5,000). In addition, Dalmore will also charge a consulting fee of Twenty Thousand Dollars ($20,000) that will be due after the issuance of a No Objection Letter by FINRA. (See “Terms of the Offering – Cash Distributions” below).

Subscription Agreements; Admission to the Fund; Investor Rights prior to Admission

To subscribe with the Fund and purchase any Limited Partnership Interests, an Investor must meet certain eligibility and suitability standards, some of which are set forth below. (See “Investor Suitability” below.) Additionally, an Investor who wishes to become a Limited Partner of the Fund must sign and execute a subscription agreement (“Subscription Agreement”) in the form attached hereto as Exhibit B (together with a check, or a payment via Automated Clearing House (“ACH”), wire transfer, or a payment card (i.e., credit or debit card), in the amount of the purchase price payable to the Fund), which shall be accepted or rejected by the General Partner in its sole and absolute discretion. By executing the Subscription Agreement, an Investor makes certain representations and warranties upon which the General Partner will rely on in accepting the Investor’s subscription funds. Investors are encouraged to read the Subscription Agreement carefully and in its entirety. INVESTORS SHOULD CAREFULLY READ AND COMPLETE THE SUBSCRIPTION AGREEMENT (WITH POWER OF ATTORNEY AND INVESTOR QUESTIONNAIRE).

The Fund reserves the sole and absolute right to reject any subscription tendered for any reason or no reason, or to accept it in part only. (See “Use of Proceeds” below.) In order to assess each prospective Investor’s suitability as a Limited Partner, each Investor’s Subscription Agreement will be accepted or rejected by the Fund within Thirty (30) days or sooner of its receipt. In addition, Subscription Agreements are non-cancelable and irrevocable by the Investor and subscription funds are non-refundable, except with the express written consent of the Fund and/or as expressly set forth herein or in the Subscription Agreement. If accepted by the Fund, an Investor shall become a Limited Partner only when the Fund deposits the Investor’s contribution into the Fund’s Operating Account.

The General Partner may reject an Investor’s Subscription Agreement for any reason or no reason at all. If accepted by the General Partner, an Investor shall become a Limited Partner on the 1st of the month following the month in which the General Partner deposits the Investor’s contribution into the Fund’s main operating bank account (“Operating Account”). Until then, an Investor’s subscription agreement is non-revocable, and subscription funds shall be held by the General Partner and may, at the sole discretion of the General Partner, be deposited in a call account (the “Subscription Account”).

Prior to admission as a Limited Partner of the Fund, the Investor has the right to seek (and receive) his, her, or its funds subject to the procedure provided herein. Specifically, should the process from depositing an Investor’s funds into the Operating Account and admission as a Limited Partner take longer than Thirty (30) days, the Investor may request in writing to recover his, her or its investment funds. If, upon receipt of such request in writing, the General Partner has not yet admitted the Investor as a Limited Partner, then General Partner will return the Investor’s funds to the investor and revoke the Subscription Agreement within Ten (10) business days of receipt of such request from the Investor.

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Subscription Agreements are non-cancelable and irrevocable by the Investor and subscription funds are non-refundable for any reason, except with the express written consent of the General Partner or as expressly set forth herein or in the Subscription Agreement.

Net Profit Allocation

Net Profits shall be allocated to the Limited Partners as follows: Eighty Percent (80% of the Net Profits of the Fund shall be allocated to the Limited Partners on a pro-rata basis, and the remaining Twenty (20%) of the Net Profits of the Fund shall be allocated to the General Partner.

“Net Profits” means the Fund’s gross income less (1) the Fund’s operating expenses (including payment of outstanding debt (if any), administrative costs, legal expenses, and accounting fees); (2) an allocation of income for a loan loss reserve; and (3) payment of the Asset Management Fee and any other fees to the General Partner.

Any distributions made by the Manager to the Members to those who elected to opt-out shall be made in arrears, and prorated as applicable for the amount of time in a given month that a Limited Partner was a limited partner of the Fund during such accounting period. The distributions will be made only to the extent that cash is available and that the distributions will not impact the continuing operations of the Fund, as determined by the General Partner, in its sole discretion.

Reinvestment Program

Under the Reinvestment Program, distributions declared by the General Partner will automatically be reinvested into additional Limited Partnership Interests of the Company. Each Limited Partner of the Company may elect to receive distributions instead (i.e., “opt-out”) rather than participate in the Reinvestment Program. For any Limited Partner that does not elect such opt-out (each, a “Participant” or collectively, “Participants”), distributions on such Limited Partner’s Interests will be reinvested by the General Partner, in the form of newly issued Partnership Interests. Participation in the Reinvestment Plan is completely voluntary and may be terminated or resumed at any time without penalty by written notice, subject to the restrictions and limitations set forth in the Reinvestment Program.

Account

The General Partner will credit the account of each Limited Partner in the same name in which such Limited Partner’s Interests are registered with the Company. Whenever the General Partner declares a distribution payable in cash, non-participants in the Reinvestment Program will receive cash and Participants in the Reinvestment Plan will receive the equivalent in Limited Partnership Interests, including fractions thereof.

Each reinvestment will be at par value of the Limited Partnership Interests or fractional interests thereof, at the price of Five Thousand Dollars ($5,000) per Limited Partnership Interest. For example, if the Fund allocated Five Hundred Dollars ($500) to a Participant for distribution, and the Participant will receive One-Tenth of One (1/10th of 1) Limited Partnership Interest. Upon reinvestment, the capital account of the Limited Partner will be increased to reflect the additional purchase of Limited Partnership Interests.

Notwithstanding the foregoing, the General Partner reserves the right to commence making cash distributions at any time to any Limited Partner(s) in order for the Fund to remain exempt from the ERISA plan asset regulations. (See “ERISA Considerations” and “Summary of the Limited Partnership Agreement” below).

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Number of Issued Partnership Interests under the Reinvestment Program

The number of Partnership Interests Limited Partners are authorized for issuance of Interests under the Reinvestment Program shall count towards the $75,000,000 Maximum Offering Amount for each 12 month period of Limited Partnership Interests being offered pursuant to this Offering Circular, subject to and contingent upon the qualification by the SEC. A Participant shall not be able to acquire Limited Partnership Interest under the Reinvestment Plan to the extent such purchase would cause the Company to exceed the offering limit set forth in this Offering Circular.

General Terms of the Reinvestment Program

●	Selling commissions shall not be charged on the Limited Partnership Interests distributed pursuant to the Reinvestment Program;

●	Participants shall not be charged any fees related to the Reinvestment Program;

●	The General Partner shall promptly reinvest distributions under the Reinvestment Program following the payment date with respect to such distributions to the extent that Limited Partnership Interests are available for purchase under the Reinvestment Program. If, for any reason beyond the control of the General Partner, the distribution cannot be completed within thirty (30) days after the applicable payment date for distribution, funds held by the General Partner on behalf of the Participant will be distributed to that Participant;

●	Participants in the Reinvestment Program are required to fully reinvest its distributions. As a result, the purchase of fractional Partnership Interests may occur;

●	A Participant will not be able to acquire Limited Partnership Interests under the Reinvestment Program to the extent such purchase would cause (i) the Participant to exceed the ownership limits set forth under the ERISA rules or the Company’s Operating Agreement, as amended; or (ii) it would exceed the Maximum Offering Amount. At such time, all Reinvestment Program shall be suspended until post-qualification amendment with the Commission.

Procedures for Participation

All Limited Partners will automatically be enrolled as Participants in the Reinvestment Plan unless such Limited Partner opts-out of the Program at the time of their initial subscription or upon 30-day prior written notice to the General Partner. The General Partner who opts-out of the Reinvestment Program may receive distributions from the Company upon the General Partner’s declaration of the income distributions. The General Partner will cause the Company to make distributions to the extent that cash is available, and it does not impact the operations of the Company.

Suitability

This investment is appropriate only for Investors who have no need for immediate liquidity in their investments and who have adequate means of providing for their current financial needs, obligations and contingencies, even if such investment results in a total loss. Investment in the Limited Partnership Interests involves a high degree of risk and is suitable only for an investor whose business and investment experience, either alone or together with a purchaser representative, renders the investor capable of evaluating each and every risk of the proposed investment. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THE ENTIRE “RISK FACTORS” SECTION OF THIS OFFERING CIRCULAR.

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Maximum Offering

The Maximum Offering Amount of this Offering Circular is Seventy-Five Million Dollars ($75,000,000), subject to qualification by the SEC of a post-qualification amendment. The Fund may, at its sole and absolute discretion, at any time during the period of the Offering, increase or decrease the Maximum Offering Amount or the Minimum Investment Amount.

Subject to the limitations set forth under Regulation A Tier II, the Maximum Offering Amount will be limited to Seventy-Five Million Dollars ($75,000,000) annually.

The maximum gross proceeds will be the Maximum Offering Amount which will comprise, subject to adjustments as described elsewhere in this Offering Circular, the total equity capitalization of the Fund. This Offering may, however, be terminated at the sole option of the General Partner at any time and for any reason (or no reason) before the Maximum Offering Amount is received.

Transfer Agent and Registrar

As of the date of this Offering Circular, the Fund has not engaged a transfer agent, and does not intend to engage a transfer agent until such time as the Fund is required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as applicable, or the Exchange Act.

INVESTOR SUITABILITY AND LIMITATIONS

The Limited Partnership Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Act). “Qualified purchasers” include:

(i)                   “accredited investors” under Rule 501(a) of Regulation D (as explained below); and

(ii)                all other Investors so long as their investment in the Limited Partnership Interests does not represent more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income or net worth (for natural persons), or Ten Percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Limited Partnership Interests are offered hereby and sold to Investors that meet one of the categories (i.e., Accredited Investors and Investors whose investment in the Limited Partnership Interests does not represent more than Ten Percent (10%) of the applicable amount).

To qualify as an “Accredited Investor”, for purposes of satisfying one of the tests in the “qualified purchaser” definition, an Investor must meet ONE of the following conditions:

(i)                   Any natural person who had an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

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(ii)                 Any natural person whose individual net worth or joint net worth, with that person’s spouse or spousal equivalent, at the time of their purchase exceeds One Million Dollars ($5,000,000) (excluding the value of such person’s primary residence);

(iii)                A natural person holding one or more professional certifications or designations administered by the Financial Regulatory Authority, Inc., and in good standing: the Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), and Licensed Private Securities Offering Representative (Series 82);

(iv)               A natural person holding, and in good standing, of one or more professional certifications or designations or other credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status;

(v)                 A natural person who is considered a “knowledgeable employee” of a private fund as defined by Rule 3c-5(a)(4) under the Investment Company Act of 1940, including trustees and advisory board members, or person serving in a similar capacity of a fund relying on an exemption under Investment Company Act of 1940 Section 3(c)(1) or 3(c)(7), or an affiliated person of the fund that oversees the fund’s investments, and employees of the private fund (other than employees performing solely clerical, secretarial, or administrative functions);

(vi)               Any family office, as defined in rule 202(a)(11)(G)-1under the Investment Advisers Act of 1940: with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risk of the prospective investment;

(vii)              Any family client, as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in paragraph (a)(12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii);

(viii)            Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of Five Million Dollars ($5,000,000); any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of Five Million Dollars ($5,000,000) or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

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(ix)               Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(x)                 Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of Five Million Dollars ($5,000,000);

(xi)               Any director or executive officer, or Fund of the issuer of the securities being sold, or any director, executive officer, or Fund of a Fund of that issuer;

(xii)              Any trust, with total assets in excess of Five Million Dollars ($5,000,000), not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(B)(b)(2)(ii) of the Code;

(xiii)            Any entity not listed above which was not formed for the specific purpose of acquiring the securities offered, owning investments in excess of Five Million Dollars ($5,000,000); or

(xiv)            Any entity in which all the equity owners are accredited investors as defined above.

For Investors who are not Accredited Investors, there are limitations on the aggregate purchase price of Limited Partnership Interests that may be paid by the Investor which is not more than Ten percent (10%) of the greater of such Investor’s:

(i)                 Annual income or net worth if a natural person (with annual income and net worth for such natural person purchaser determined as provided in Rule 501); or

(ii)               Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.

Annual income and net worth should be calculated as provided in the Accredited Investor definition under Rule 501 of Regulation D, as explained above. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

DESCRIPTION OF THE BUSINESS OF THE FUND

The Fund will primarily use the Offering proceeds to fund the Fund’s investments in Loans. The Fund will seek opportunities to fund deals in Loans by advertising its services as a private lender in the market. In the event a Loan is paid off early by a borrower, the Fund intends to redeploy those proceeds into funding new Loans. If a Loan is paid off early and there are no new Loans the Fund can redeploy the capital into within a reasonable time period, the Fund may redeem Limited Partnership Interests, at its discretion. The Fund will do this to reduce its expenses when necessary but does not anticipate this happening very often.

The Fund will fund a wide variety of Loan products, while many of the products are not of a conventional nature, the Loans must meet the standards set forth in the “Lending Standards and Policies” section below. The Fund will primarily fund and/or otherwise acquire Loans secured by non-owner occupied residential and commercial property, among others. (See “Lending Standards and Policies” below.)

Sources of income to the Fund will come from the interest and fees charged to borrowers on the Loans, as well as from the sale of any properties acquired by the Fund for rehabilitation and/or resale. All Loans will be owned by the Fund and all revenue received from the Loans and investments in properties shall be distributed into the Fund, less applicable fees to the General Partner. (See “General Partner’s Compensation” below.)

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LENDING STANDARDS AND POLICIES

General Standards for Mortgage Loans

The Fund will use the proceeds from this Offering to make, purchase, originate, fund, acquire and/or otherwise sell loans secured by interests in real or personal property located throughout the United States. The value and balance of Loans or properties will not be guaranteed by any governmental agency or private entity but may be guaranteed by affiliates and associates of the underlying borrowers.

The Fund will select Loans according to the standards provided below:

1.                   Lien Priority. Loans will be secured by senior deeds of trust or mortgages that are first lien positions. The Fund may also fund loans secured by (a) second or junior deeds of trust or mortgages , (b) a pledge of the ownership interest in the borrowing entity (“Mezzanine Loans”), and (c) a preferred equity interest in the borrowing entity (“Preferred Equity”), provided that the aggregate Loan-to-Value ratios in Section 8 below are met.

2.                   Location of Real Property Securing the Loans. The deeds of trusts and mortgages will be secured by real property across the United States. .

3.                   Loan Types. The Fund will arrange business and commercial purpose loans. The Fund will not make any consumer loans or transactions (i.e. personal, family or household loans). All properties must be non-owner occupied at the time of funding and for the duration of the Loan.

4.                   Types of Properties Securing the Loans. Investment in Loans may involve underlying assets of real property that will primarily consist of non-owner-occupied residential properties. Investments may also involve underlying assets of real property that will include construction, unimproved (but entitled land), raw land and commercial properties.

5.                   State Licensing Requirements. The Fund will obtain a mortgage lending license in states where it intends to operate and require a mortgage lending license to originate and/or otherwise fund a Loan. Lending licensing requirements will vary from state to state. If required by a state, the Fund will obtain all licenses prior to making or funding a Loan. To the extent that the Fund is not able to obtain a license, the Fund will not make and/or otherwise fund Loans in any states where it is not properly licensed as a mortgage lender (or the state’s equivalent thereof).

6.                Loan-to-Value Ratio. A Loan from the Fund will generally not exceed the Loan-to-Value percentage ratios set forth below. The Loan-to-Value ratio is calculated by taking the amount of the Fund’s loan combined with the amount of outstanding debt secured by other liens on the property, dividing that by the value of the real property securing the deed of trust or mortgage and multiplying that figure by One Hundred (100) to come to a percentage. “Value” shall be determined by an independent certified appraiser or non-certified appraiser doing an appraisal on the real property or the General Partner or commercial or residential real estate broker giving his, her, or its opinion of value of the real property. Notwithstanding the foregoing, the Fund may exceed the below stated Loan-to-Value ratios if the General Partner determines in its sole business judgment that a higher Loan amount is warranted by the circumstances of that particular loan, such as being able to secure multiple properties, called “cross-collateralization”, personal guaranties, prior loan history with the borrower, market conditions, if mortgage insurance is obtained, or other compensating factors that would support the General Partner in making its decision in the best interest of the Fund.

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The Fund plans to routinely re-evaluate the portfolio and Loan-to-Value ratio maximums set forth herein and may revise the Loan-to-Value ratio maximums at any time if it considers it to be in its best interests. Subject to the specific ratios set forth below, the Fund will maintain a weighted Loan-to-Value ratio of no more than One Hundred Percent (100%). The value of the property will be calculated on an “after completion” or post-rehabilitation basis. Prospective investors should carefully evaluate and understand that calculation of the ration using such “after completion” values exposes the Loans to additional risks in the event that the rehabilitation is not completed, or the value of the rehabilitation is not timely or ultimately achieved.

Type of Real Property Securing loan	Target and Maximum LTV Ratios
Min. Target: 50%
Single Family Residential and 1-to-4 Units
Max. Target: 90%
(commercial loans only)	Maximum: 100%
Min. Target: 50%
Commercial Properties (including apartments, stores,
Max. Target: 90%
office buildings, and others)
Maximum: 100%
Min. Target: 25%
Construction
Max. Target: 75% ARV
Maximum: 75% ARV
Min. Target: 50%
Unimproved (but entitled land)
Max. Target: 100%
Maximum: 120%
Raw Land	Min. Target: 50%
Max. Target: 50%
Maximum: 100%
Industrial Properties	Min. Target: 50%
Max. Target: 75%
Maximum: 80%

In general, the Fund will seek to maintain a weighted Loan-to-Value ratio for the Fund of between approximately Fifty Percent (50%) and Ninety Percent (90%); provided that the maximum Loan-to-Value ratio for the Fund shall not exceed One Hundred Percent (100%), unless the General Partner determines in its sole discretion that it is in the best interests of the Fund to exceed such ratio in any single or multiple instances.

The foregoing Loan-to-Value ratios do not apply to purchase-money financing offered by the Fund. Examples of these types of loans may be, but are not limited to, real estate owned by the Fund whereby the Fund decides to sell the property and carry back a loan on the property to make it cash flow positive.

7.                Terms of Loans. The terms of the Fund loans will vary. Loans generally have a term between One (1) and Thirty-Six (36) months. Notwithstanding the foregoing, loans may be shorter or longer in term if the Fund decides, in its sole discretion, it is in the best interests of the Fund. Many loans that the Fund will originate or acquire may provide for interest-only payments followed by a balloon payment at the end of the term. For risk hedging purpose, borrowers may be required to make principal and interest payments. At the end of the term, the Fund will require the borrower to pay the loan in full, to refinance the loan, or to sell the real property to pay back the loan. The Fund may allow Six to Twelve (6-12) month extensions for a fee paid by Fund borrowers. Finally, the Fund may also charge exit fees on Loans based on the existing Loan balance at maturity. These exit fees may range from Zero Percent (0%) to Ten Percent (10%) of the remaining Loan balance at maturity.

8.                Title Insurance. Satisfactory title insurance coverage will be obtained for all loans and will usually be paid by the borrower. The title insurance policy will name the Fund as the insured and provide title insurance in an amount not less than the principal amount of the loan unless there are multiple forms of security for the loan, in which case the General Partner shall use its sole business judgment in determining whether and to what extent title insurance shall be required. Title insurance insures only the validity and priority of the Fund’s deed of trust or mortgage, and does not insure the Fund against loss from other causes, such as diminution in the value of the secured property, loan defaults, and other such losses.

9.                Fire and Casualty Insurance. Satisfactory fire and casualty insurance will be obtained for all improved real property loans which insurance will name the Fund as its loss payee in the amount equal to the improvements on the real property. (See “Business Risks – Uninsured Losses” below.)

10.                Mortgage Insurance. The General Partner does not intend to, but may if the property otherwise qualifies, arrange for mortgage insurance, which would afford some protection against loss if the Fund foreclosed on a loan and there existed insufficient equity in the security property to repay all sums owed.

11.                Acquiring Loans from Third-Parties. The Fund may acquire Loans and/or notes secured by non-owner occupied real estate that were originated and funded by a third-party. In the event the Fund acquires loans from other third-parties, the Fund will receive assignments of all beneficial interest in any Loans purchased.

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12.                Fractionalized Interests in Loans. The Fund may also participate in Loans with other lenders (including joint venture and other businesses organized by business partners or Affiliates of the Fund), by providing funds for or purchasing a fractional undivided interest in a loan meeting the requirements set forth above.

13.                Non-Performing Loans. The Fund may, when commercially reasonable, purchase, take back, receive, or otherwise acquire non-performing loans secured by real property located throughout the United States (“Nonperforming Notes” or “NPNs”). Nonperforming Notes are typically loans that are in default, behind in payments, or secured by properties that have little-to-no-equity remaining due to devaluation or excessive leverage. The Fund’s primary intent, as it pertains to Nonperforming Notes, is to acquire the Nonperforming Notes at a discount, and subsequently refinance, modify, or otherwise reform the Nonperforming Notes to become performing Notes. Alternatively, the Fund may also foreclose and/or acquire the properties securing the Nonperforming Notes, using the general standards and criteria set forth below. The Fund will use an opportunistic investment strategy to identify and invest in Nonperforming Notes, unless the General Partner, in its sole and absolute discretion, determines it is no longer in the best interests of the Fund.

14.                Equity Participation and Mezzanine Positions. The Fund may fund Mezzanine Loans as an alternative to loans secured by real property. Generally, a Mezzanine Loan is a type of subordinate real estate financing that is secured by a pledge of One Hundred Percent (100%) of the equity ownership interests in the entity that owns the real property. The Fund may also make loans where it agrees to participate in the equity of the property securing the loan made by the Fund. Such equity participation may include, but is not limited to, sharing in the proceeds from the sale price of the property or properties securing the loan, or including additional exit fees upon loan repayment.

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15.                Sale of Loans. The Fund may invest in loans for the purpose of reselling such loans in the course of business. The Fund may sell loans, or fractional interests in such loans, when the General Partner determines (in its sole and absolute discretion) that it appears to be advantageous for the Fund to do so, based upon the current interest rates, the length of time that the loan has been held by the Fund and the overall investment objectives of the Fund. (See “Risk Factors – Investment Risks” below).

16.                Purchase of Loans. The Fund may purchase loans from a third-party, the General Partner or Affiliates so long as it meets the lending requirements set forth above.

17.                Property Acquisition. Properties acquired by the Fund will be acquired through the Fund’s lending activities, including but not limited to, properties acquired as a result of a borrower defaulting on a Loan. The Fund may establish limited liability companies that are wholly owned subsidiaries of the Fund to own and hold title of a property which the Fund has acquired and intends to improve, rent, and/or sell. These wholly owned subsidiaries will be single purpose entities (“SPE”) created solely for the purpose of owning, improving, renting and/or selling the properties the Fund acquires. The General Partner shall serve as the sole manager of these SPEs.

18.                Foreclosure. Statutory guidelines for foreclosures in each state are to be followed by the General Partner until the underlying property is liquidated and/or the account is brought current. Any costs of this process are to be posted to the borrower’s account for reimbursement to Fund. If a Loan is completely foreclosed upon and the property reverts back to the Fund, the Fund will be responsible for paying the costs and fees associated with the foreclosure process, maintenance and repair of the property, service of senior liens and resale expenses.

Credit Evaluations

The General Partner will consider the income level and general creditworthiness of a borrower to determine his, her or its ability to repay the Loan according to its terms in addition to considering the Loan-to-value ratios described above and secondary sources of security for repayment. The Fund may acquire loans made to borrowers who are in default under other obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.

Loan Servicing

At its sole election, the General Partner may service the loans or appoint an Affiliate to service the loans or retain the services third-party loan servicer at any time for any reason (or no reason). The servicer, whether a third-party or the General Partner or its Affiliate, shall be herein referred to as the “Servicer.” The Servicer will be compensated by the borrowers and/or Fund for such loan servicing activities, as agreed upon by the General Partner and Servicer. To the extent applicable, the General Partner will oversee the activities and performance of the Servicer. (See “The General Partner” below).

Borrowers will make loan payments in arrears (i.e., with respect to the preceding month) and will be instructed to send their loan payments either to the General Partner or to the Servicer (as applicable) for deposit in the respective party’s trust account.

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Sale of Loans

The Fund may sell mortgage Loans, or fractional interests in such Loans, when the General Partner determines (in its sole and absolute discretion) that it appears to be advantageous for the Fund to do so, based upon then current interest rates, the length of time that the loan has been held by the Fund, the Fund’s investment portfolio, and the overall investment objectives of the Fund.

Borrowing/Note Hypothecation

The Fund may borrow funds for the purpose of making and purchasing Loans and may assign all or a portion of its Loan portfolio as security for such loan(s). The Fund anticipates engaging in this type of transaction when the interest rate at which the Fund can borrow funds is significantly less than the rate that can be earned by the Fund on its loans, giving the Fund the opportunity to earn a profit as a “spread.” Such a transaction involves certain elements of risk and also entails possible adverse tax consequences. (See herein “Risk Factors”, “Income Tax Considerations”, and “ERISA Considerations” below.) The Fund may also in its sole discretion elect to finance the Fund’s investments with borrowed funds.

Leveraging the Fund

The Fund may borrow funds from a third-party lender to fund investments in loans. These loans would be secured by the Loans held by the Fund. Leveraging involves additional risks that are detailed later in this Offering Circular. (See “Risk Factors – Business Risks – Risks of Leveraging the Fund” below.)

GENERAL PARTNER’S ANALYSIS AND DISCUSSION OF THE FINANCIAL CONDITION AND PLAN OF OPERATIONS

The General Partner’s Discussion and Analysis may contain forward-looking statements. Investors should not place undue reliance on forward-looking statements, and should consider carefully the statements made in “Risk Factors” and elsewhere in this Offering Circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in the Fund’s forward-looking statements, and that could materially and adversely affect the Fund’s business, operating results and financial condition.

The General Partner’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this Offering Circular.

Overview

The Fund is a newly formed limited partnership formed on August 23, 2021 and has a limited operating history. In order to execute the plan of operations, the Fund will require varying amounts of capital based on the Loans and/or properties the Fund intends to fund or acquire. The Fund intends to continuously offer Limited Partnership Interests to Investors on an ongoing basis to operate is business plan. (See “Lending Standards” above.)

Operating History of the Fund

The Fund has limited operating history and has not yet earned any revenues, which may make it difficult for potential Investors to evaluate the Fund’s business and assess the future viability and prospects of the Fund. The Fund, at this time, has limited assets and resources. In addition, the General Partner provides the Fund with management and administrative services, as well as services relating to other support operations, administration, and accounting.

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Results of Operations

As of the date of this Offering Circular, the Fund has not commenced operations. Having not commenced active operations, the General Partner is not aware of any material trends or uncertainties, favorable or unfavorable, other than economic conditions affecting the commercial and residential real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Liquidity and Capital Resources

As of the date of this Offering Circular, the Fund is in the earliest stages of development and its cash balance minimal. The General Partner intends to contribute capital to the Fund but is not obligated to do so. The General Partner may contribute capital to purchase the Limited Partnership Interests. The Fund will likely have liquidity problems if it cannot raise sufficient funds to operate. In addition, in order to execute the plan of operations, the Fund will require varying amounts of capital based on the Loans and/or properties the Fund intends to fund or acquire. The Fund intends to continuously offer Limited Partnership Interests to Investors on an as needed basis to operate its business plan.

The Fund will receive income from the Loans it makes in the form of interest and fees, and in some situations profit sharing in certain equity transactions. A loss reserve may be maintained by the Fund, as determined by the General Partner, in its sole and absolute discretion.

Off-balance Sheet Arrangements

None.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

As of the date of this Offering Circular Limited Partnership Interests have only been issued to the General Partner. Upon admission of additional Limited Partners, the General Partner may withdraw as a Limited Partner of the Fund, but shall continue to serve as General Partner.

KEY PERSONNEL

The General Partner of the Fund is Veloce Consulting Inc. The General Partner was formed under the laws of New Jersey on September 26, 2008. The General Partner will manage and direct the affairs of the Fund. The principals, officers, and directors of the General Partner, and their biographies, are as follows:

Surfaraz Dinani, Founder and Chief Executive Officer

Since 2002, Surf has worked in vital leadership positions as Founder, Partner, and CEO to grow various business.

Starting in 2002, Surf scaled E X Distribution, Inc as Co-Founder and Partner to expand IT distribution globally. In 2008, Surf started Veloce Consulting as Founder and CEO to function as a real estate consulting firm working with various real estate developers. In 2019, Surf founded Park Rock Capital and works as CEO providing real estate operators with debt financing for various conversion projects.

Since 2020, Surf started and is Founder and CEO of Veloce Capital, a leading private equity and debt firm providing diversified investment strategies.

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Ryan Yates, Vice President, Finance & Compliance

Ryan started his career at Citi Hedge Fund Services in 2006, working his way up to a supervisory position. In 2012 he joined Morgan Stanley Fund Services as an Account Manager. In August of 2018, Ryan worked at State Street as a Vice President of the Private Equity and Real Estate division. In 2019 he joined MG Stover as an Accounting Manager until 2019 when he joined Veloce Capital as Vice President of Finance and Compliance.

Ryan has worked at multiple fund administrator companies and investment firms, handling their accounting and compliance functions.

Geoff Smith, Head of Marketing

Since 1990, Geoff worked with various businesses, including Panasonic, Footlocker, Sun Chemical, Merck, and Johnson & Johnson, to leverage multiple marketing channels globally focused on brand awareness and lead generation. In 2015, Geoff joined the New York Grant Company as Marketing Director moving up to Vice President of Marketing to handle the expansion of the business nationally to leverage tax incentives for growing businesses and Foreign Direct Investment companies. Geoff joined Veloce Capital in 2020 as Head of Marketing to foster company growth through new client acquisition and expansion of services to existing clients.

Geoff has applied marketing to various industries and remains a trusted advisor to company leadership.

Ed Shamlian, VP, Private Equity

Since 2002, Ed worked for the New York Stock Exchange firm Landeburg Thalman as an account executive. In 2008 he joined the National Securities Corporation as a Senior Account executive until 2013. In 2014 he joined MetLife Financial, where he became a Registered Investment Advisor Representative until 2018, when the business was sold to MassMutual Financial business. Since 2020, Ed has had escalating representative roles in Veloce Capital, aspiring to the Vice President of Private Equity position handling day-to-day client interaction and business growth.

Edward has 18 years of investment experience with several New York Stock Exchange firms.

Mallely Salazar, Operations Manager

Since 2011, Mallely’s experience spans across various industries supporting executives and adding efficiencies throughout administrative capacities. Starting in 2011, Mallely was Administrative Assistant at EisnerAmper. From 2015 to 2020, Mallely worked as Home Services Manager for OneFineStay and Head of Culture and Events at TickPick.

Since 2020, Mallely, as Operations Manager, leads various tasks connected to supporting leadership, sales interaction, and driving efficiencies in operations.

General Partners / Directors / Executive Officers / Significant Employees Information

Name	Position	Age	Term of Office	Approximate Hours Per Week
Surfaraz Dinani	Founder and Chief Executive Officer	39	10	40
Edward Shamlian	Vice President Private Equity	48	1	40
Geoff Smith	Head of Marketing	55	1	40
Ryan Yates	Vice President of Finance & Compliance	40	1	40
Mallely Salazar	Operations	33	1	40

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Fund has no officers or directors. It is managed solely by Veloce Consulting, Inc. The Fund is a newly formed entity with no operating history. For these reasons, the General Partner has yet to receive any compensation from the Fund. No portion of the officer’s compensation was paid from or will be paid from the income generated by the Fund. The Fund will not directly pay any compensation to the officers of the General Partner.

PRIOR PERFORMANCE SUMMARY

The information presented in this section, and the Index to Financial Statements below, represents the historical operating results for the Fund’s General Partner and sponsor, Veloce Consulting Inc., a New Jersey corporation. The General Partner has prior experience in managing Veloce Capital, LLC, a New Jersey limited liability company (“Reg D Fund”). Investors in the Fund should not assume that they will experience returns, if any, comparable to those experienced by the investors in the Reg D Fund. Limited Partners of the Fund will not acquire any ownership interests in Veloce Capital, LLC from this Offering.

As stated above, the Limited Partners will receive their returns on their investments derived from the Fund’s business operations. Although Reg D Fund’s business objectives may be similar to that of the Fund’s objectives, the Fund’s portfolio may not mirror the portfolio of the Reg D Fund. Investors should also acknowledge that any past performance of the sponsor or VELOCE CAP FUND 1 LP described below will be indicative of any of the Fund’s future performances. In addition, the Limited Partners should be aware of the actual and potential conflicts of interest between the Reg D Fund and this Company. (See “Conflicts of Interest” below).

Overview of the General Partner and the Reg D Fund

The Manager was formed under the laws of New Jersey on September 26, 2008, that manages and sponsors the Reg D Fund. The Reg D Fund relies on Rule 506 of Regulation D of the Securities Act in order to raise capital from Accredited Investors only. The capital raise is ongoing and remains open.

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Reg D Fund has similar investment objectives to that of the Company’s objectives. The Reg D Fund was formed for the purpose of making loans to borrowers, and acquiring existing loans, primarily secured by deeds of trust and mortgages on real estate throughout the United States. The Reg D Fund will target residential business purpose loans such as fix and flip loans, rental property loans, multi-family loans, commercial loans, industrial loans, entitled land loans, mezzanine loans and secured lines of credit for business purposes. The objective of the Reg D Fund is to generate steady cash returns, not capital appreciation from holding and operating real estate assets.

As of September 30, 2021, the total offering raise for Reg D Fund was approximately $8,000,000 with a total number of accredited investors at 19. The sponsor and/or its affiliates are responsible for origination, due diligence, structuring, closing, acquiring, and asset management of all real property loans made under the Reg D Fund.

As of September 30, 2021, the Reg D has originated 48 loans with an aggregate loan amount of approximately $7,923,000. 47 of the 48 loans were secured by interests in real property located in New Jersey and 1 in Georgia. 100% of the loans were secured by interests in residential real properties. The Reg D Fund has had minimal adverse consequences with respect to the loans, and none are in default and/or in the process of foreclosure.

The Manager of the Reg D Fund did not take any lender-based compensation, such as origination fees, modification/extension fees, or other forms of compensation from the Reg D Fund and/or borrowers of such fund. The Manager also did not receive any asset management fee. Rather, the Manager is entitled to excess cash distributions after income is paid to the investors of the Reg D Fund. As of September 30, 2021, the investors have received an aggregate income of $949,852.86.

GENERAL PARTNER’S COMPENSATION

The following discussion summarizes some important areas of compensation to be received by the General Partner. If the General Partner defers or assigns to the Fund any of their respective compensation, the General Partner will be entitled to recover same at a later time within the same calendar year only. Notwithstanding the foregoing, the General Partner has no obligation to waive, defer, or assign to the Fund any portion of such compensation at any time.

Form of Compensation	Estimated Amount or Method of Compensation
ASSET MANAGEMENT FEE

The General Partner shall earn an asset management fee (“Asset Management Fee”) equal to an annualized Two Percent (2%) of the Assets Under Management, calculated and payable monthly in advance.

As used herein, “Assets Under Management” means the total capital contributed by the Members of the Fund.

The total amount of Asset Management Fee cannot be determined at this time as it depends on the total amount of Assets Under Management, which are primarily dependent upon the proceeds the Fund raises pursuant to this Offering.

PERFORMANCE ALLOCATION	Twenty Percent (20%) of the Net Profits shall be distributed to the General Partner upon declaration of distributions made by the General Partner, as determined by the General Partner, in its sole discretion.

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REAL ESTATE COMMISSIONS

The General Partner or its Affiliates may earn real estate commissions to list and sell real estate that the Fund has acquired through foreclosure or otherwise. The General Partner or its Affiliates may generally earn up to Six Percent (6%) for such a sale. The General Partner may retain the services of a third-party real estate broker to sell such property, which will be considered an expense to the Fund.

The actual amount of real estate commissions cannot be determined at this time, as these commissions are dependent upon the number of properties being sold by the Fund.

PROPERTY MANAGEMENT FEE

The General Partner shall be entitled to receive a monthly property management fee for managing properties acquired by the Fund through foreclosure or otherwise (“Property Management Fee”). The Property Management Fee shall generally be computed as a monthly flat fee or a specified numerical percentage (which percentage shall be set by the General Partner on a case-by-case basis for each subject property) multiplied by monthly gross rents for the property. Generally, the General Partner expects to receive a Property Management Fee of Five Percent (5%) of the monthly gross rents received per property. Notwithstanding the foregoing, the General Partner reserves the right to retain a third-party property management company, in its sole and absolute discretion.

The actual amount of property management fee cannot be determined at this time, as these commissions are dependent upon the number of properties being sold by the Fund.

ORGANIZATIONAL EXPENSES

The Fund shall bear and be charged with all of its organizational expenses, which are all costs and expenses pertaining to the offering and sale of the Partnership Interests to prospective Limited Partners and the organization of the Fund and the General Partner (the “Organizational Expenses”). Organizational Expenses in excess of 0.65% of the Fund’s aggregate capital contributions made by the Limited Partners will be offset against the Asset Management Fee.

Costs and expenses relating to the organization of the Fund paid by the General Partner that are subject to reimbursement may, but in no way required to, be capitalized and amortized over a period of Sixty (60) months or such period as the General Partner determines in its sole discretion. Amortization of such expenses over a period may, in certain circumstances, result in a qualification of the Fund’s annual audited financial statements. The actual Organizational Expenses cannot be determined at this time.

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OPERATING EXPENSES	The Fund shall be responsible for all costs and expenses of operating the Fund (collectively, “Operating Expenses”), including, without limitation, Organizational Expenses; Asset Management Fees; reasonable fees and expenses of custodians, outside counsel, banks, tax advisors, auditors, administrators, consultants, compliance expenses relating to the operation of the Fund, as applicable, or its investments including, without limitation, expenses relating to regulatory filings (or portions thereof) that the General Partner or their respective affiliates are required to make in connection therewith (including, if applicable, Form PF expenses and other regulatory and/or governmental filings), information technology providers (solely to the extent incurred specifically in respect of the Fund or its activities), depositaries and accountants and other similar outside advisors; reasonable costs and expenses related to, or incurred in connection with, any investment (or proposed investment which is not consummated) including, without limitation, the fees and expenses of outside counsel, accountants, consultants, experts and other third party service providers (including, without limitation, third party valuation, pricing services, monitoring), third party research expenses (including market data, research analytics, newswire fees), origination fees, loan servicing, loan administration, due diligence expenses, appraisal fees, clearing and settlement charges, brokerage fees, custodial fees, hedging costs and travel expenses; the costs of any third parties and, subject to the Partnership Agreement, any Affiliate of the General Partner retained to provide necessary services relating to the assets held by the Company; reasonable out-of-pocket costs of reporting to the Limited Partners, tax returns and Schedule K-1s and of any meetings of the Limited Partners, and all other meetings concerning the Fund which are attended by a combination of the foregoing or any principals; any taxes, fees or other governmental charges levied against the Fund or on its income or assets or in connection with its business or operations; insurance; costs of any audit, investigation, proceedings, litigation and threatened litigation; indemnification obligations; liquidation expenses; capital payments, interest and other expenses in respect of indebtedness for borrowed money; taxes, fees or government charges; extraordinary expenses including fees and expenses associated with any tax or other audit, investigation, proceeding, regulatory matter, settlement or review of the Fund; costs and expenses related to the Fund’s compliance with applicable laws; and all other expenses properly chargeable to the activities of the Fund. The actual Operating Expenses cannot be determined at this time.

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PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of Limited Partnership Interests as of the date of this Offering Circular for each person or group that holds more than Ten Percent (10%) of the Limited Partnership Interests, for each director and executive officer of our General Partner and for the directors and executive officers of our General Partner as a group. To our knowledge, each person that beneficially owns Limited Partnership Interests has sole voting and disposition power with regard to such shares. Unless otherwise indicated below, each person or entity has an address in care of the principal executive offices of the Fund at 58 Main St., 2nd Floor, Hackensack, NJ 07601.

	Number of Limited Partnership Interests	Percent of
Name of Beneficial Owner	Beneficially Owned	All Shares
Veloce Consulting Inc.		100%
All directors and executive officers of the General Partner	0	0%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. As of the date of this Offering Circular, the General Partner owns all of our issued and outstanding Limited Partnership Interests.

All voting and investment decisions with respect to the General Partner are held by Veloce Consulting, Inc., which is controlled by Surfaraz Dinani as the sole director of the General Partner. As of the date of this Offering Circular, the following persons who own more than 10% of the capital stock of Veloce Consulting Inc.:

●	Surfaraz Dinani, 100% owner

As of the date of this Offering Circular, other than the persons listed above, no other stockholder Veloce Consulting Inc. beneficially owns shares of capital stock that entitle such stockholder to more than Ten Percent (10%) of the voting power held by the common stockholders, the preferred stockholders, or all the stockholders voting as a single class. All of the foregoing stockholders, directors and executive officers disclaim beneficial ownership of our common shares that are owned by Veloce Consulting Inc.

FIDUCIARY RESPONSIBILITY OF THE MANAGEMENT

The General Partner is generally accountable to the Fund as a fiduciary, which means that the General Partner is required to exercise good faith and integrity with respect to Fund affairs and sound business judgment. This is a rapidly developing and changing area of the law, and Limited Partners should consult with their own legal counsel in this regard. The fiduciary duty of the General Partner is in addition to the other duties and obligations of, and limitations on, the General Partner set forth in the Limited Partnership Agreement of the Fund. Investors should consult with their own independent counsel in this regard.

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The Fund has not been separately represented by independent legal counsel in its formation or in the dealings with the General Partner, and Limited Partners must rely on the good faith and integrity of the General Partner to act in accordance with the terms and conditions of this Offering.

The Limited Partnership Agreement provides that the General Partner will not have any liability to the Fund for losses resulting from errors in judgment or other acts or omissions unless the General Partner is guilty of fraud, bad faith or willful misconduct. The Limited Partnership Agreement also provides that the Fund will indemnify the General Partner against liability and related expenses (including, without limitation, legal fees and costs) incurred in dealing with the Fund, Limited Partners, or third parties as long as no fraud, bad faith, or willful misconduct on the part of the General Partner is involved. Therefore, Limited Partners may have a more limited right of action than they would have absent these provisions in the Limited Partnership Agreement. A successful indemnification of the General Partner or any litigation that may arise in connection with the General Partner’s indemnification could deplete the assets of the Fund. Limited Partners who believe that a breach of the General Partner’s fiduciary duty has occurred should consult with their own legal counsel in the event of fraud, willful misconduct or bad faith.

It is the position of the U.S. Securities and Exchange Commission that indemnification for liabilities arising from, or out of, a violation of federal securities law is void as contrary to public policy. However, indemnification will be available for settlements and related expenses of lawsuits alleging securities law violations if a court approves the settlement and indemnification, and also for expenses incurred in successfully defending such lawsuits if a court approves such indemnification.

RISK FACTORS

Although the Fund will attempt (in its sole and absolute discretion) to comply with requests for the early withdrawal of the Limited Partnership Interests if the financial position of the Fund can accommodate it (See “Summary of the Limited Partnership Agreement – Withdrawal” below). Any investment in the Limited Partnership Interests involves a significant degree of risk and is suitable only for investors who have NO NEED FOR LIQUIDITY in their investments. When analyzing this Offering, prospective investors should carefully consider each of the following risks.

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INVESTMENT RISKS

The Offering Price and Minimum Investment Amount have been arbitrarily determined by the Fund and do not reflect the value of the assets that have been or will be acquired by the Fund.

The Offering amount and Minimum Investment Amount have been arbitrarily determined by the Fund and does not bear any relationship to the assets that have been or are to be acquired by the Fund or any other established criteria or indicia for valuing a business. The General Partner may, at its sole and absolute discretion, accept or require a lesser or greater Minimum Investment Amount. In addition, the assets that are to be acquired by the Fund could have a higher or lower value than the Offering price, which may result in the valuation of the Fund being lower of higher than the Offering price.

Investment in the Limited Partnership Interests is speculative, and each Investor assumes the risk of losing his, her, or its entire investment.

Investment in these Limited Partnership Interests is speculative and, by investing, each Investor assumes the risk of losing the entire investment. The Fund has limited operations as of the date of this Offering Circular and will be solely dependent upon the efforts of its officers and employees the loan and asset portfolio that is developed, all of which are subject to the risks described herein. Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the investor suitability standards should consider purchasing these Limited Partnership Interests. (See “Investor Suitability” above.)

The Fund’s ability to commence operations is dependent on its ability to raise funds.

The Fund has been utilizing and may utilize funds from the General Partner, which has agreed to advance funds to allow the Fund to operate its business including paying for Offering costs, filing fees and professional fees. In order to execute the plan of operations, the Fund will require varying amounts of capital based on the Loans and/or properties the Fund intends to fund or acquire. The Fund’s ability to commence operations is largely dependent on its ability to raise funds through this Offering and thereby securing Loan and property investments. Prospective Investors should be aware that there is no assurance that the Fund will obtain capital investments necessary to commence operations and become profitable. In addition, receipt of capital investments of less than the Maximum Offering Amount will reduce the ability of the Fund to spread investment risks through diversification of its loan portfolio.

Conflicts of interest may arise as a result of the Fund primarily funding loans brokered by the General Partner, who is the parent company and an affiliate of the Fund.

There are important areas in which the interests of the Fund and each of its principals, directors, officers and/or affiliates may conflict with one another. To see the potential conflicts of interests that may arise please refer to “Conflicts of Interest” section below. The Fund will primarily fund Loans originated by the General Partner and the General Partner will receive compensation as a result. This represents a conflict of interest between the General Partner and the Fund since the principals who own and manage the General Partner also indirectly manage the Fund. Specifically, the Fund may be conducting business primarily with the General Partner by funding, acquiring, and/or purchasing loans originated by the General Partner. These will be affiliate transactions and therefore, the terms of the loans may not be the same as if it were agreed upon via a third-party transaction. Notwithstanding the foregoing, the Fund will only invest in those Loans that are in best interests of the Fund and said loans will have terms that are commercially reasonable. It is expected that numerous transactions will occur between the Fund and its principals, directors, officers and/or affiliates, and no outside or independent review of these transactions will be performed.

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In addition, conflicts of interest may pose a risk to Limited Partners due to the fact that the Fund and each of its principals, directors, officer, and/or affiliates may be involved in other investments or business similar to the Offering and as a result, may not always act in a manner that is advantageous to the Fund and Offering if presented with similar investment or business opportunities.

There is no Federal Registration therefore there is Limited Governmental Review.

This Offering has not been registered with the U.S. Securities and Exchange Commission or with any state regulators. Although certain states require notice filing pursuant to pertinent state securities laws, the Offering is largely subject to limited governmental review.

There is No Guarantee of Reaching Maximum Offering Amount.

There is no assurance that the Fund will obtain capital investments equal to the amount required to close the Offering. In addition, receipt of capital investments of less than the Maximum Offering Amount will reduce the ability of the Fund to spread investment risks through diversification of its loan portfolio.

Anti-Money Laundering

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“PATRIOT Act”) requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled-investment vehicles to enact anti-money laundering policies. There could be promulgated legislation or regulations that would require the Fund or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require the Fund to implement restrictions on the transfer of the Limited Partnership Interests. The Fund reserves the right to request such information as necessary, to verify the identity of prospective Investors and the source of the payment of subscription monies, or as necessary to comply with any customer identification programs required by FinCEN and/or the U.S. Securities and Exchange Commission. In the event of delay or failure by a prospective investor to produce any information required for verification purposes, an application for, or transfer of, the Interests may be refused.

There may be Investment Company Act Risks which may result in the Fund acquiring legal fees.

The Fund intends to avoid becoming subject to the Investment Company Act of 1940, as amended (the “1940 Act”); however, the Fund cannot assure prospective investors that under certain conditions, changing circumstances or changes in the law, the Fund may not become subject to the 1940 Act in the future as a result of the determination that the Fund is an “investment company” within the meaning of the 1940 Act that does not qualify for an exemption as set forth below. Becoming subject to the 1940 Act could have a material adverse effect on the Fund. Additionally, the Fund could be terminated and liquidated due to the cost of registration under the 1940 Act. In general, the 1940 Act provides that if there are 100 or more investors in a securities offering, then the 1940 Act could apply unless there is an exemption; however, the 1940 Act generally is intended to regulate entities that raise monies where the entity itself “holds itself out as being engaged primarily, or purposes to engage primarily, in the business of investing, reinvesting or trading in securities” (Section 3(a)(1)(A) of the 1940 Act).

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The second key definition of an “investment company” under the 1940 Act considers the nature of an entity’s assets. Section 3(a)(1)(C) of the 1940 Act defines “investment company” as any issuer that: “...is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.” Section 3(b)(1) of the 1940 Act provides that a company is not an “investment company” within the meaning of the 1940 Act if it is: “[An] issuer primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding, or trading in securities...”

Section 3(c) of the 1940 Act provides for the following relevant exemptions: “Notwithstanding subsection (a), none of the following persons is an investment company within the meaning of this title: (1) Any issuer whose outstanding securities (other than short- term paper) are beneficially owned by not more than one hundred persons [emphasis added] and which is not making and does not presently propose to make a public offering of its securities. Such issuer shall be deemed to be an investment company for purposes of the limitations set forth in subparagraphs (A)(i) and (B)(i) of section 12(d)(1) governing the purchase or other acquisition by such issuer of any security issued by any registered investment company and the sale of any security issued by any registered open-end investment company to any such issuer. For purposes of this paragraph: (A) Beneficial ownership by a company shall be deemed to be beneficial ownership by one person, except that, if the company owns 10 per centum or more of the outstanding voting securities of the issuer, and is or, but for the exception provided for in this paragraph or paragraph (7), would be an investment company, the beneficial ownership shall be deemed to be that of the holders of such company’s outstanding securities (other than short-term paper). (B) Beneficial ownership by any person who acquires securities or interests in securities of an issuer described in the first sentence of this paragraph shall be deemed to be beneficial ownership by the person from whom such transfer was made, pursuant to such rules and regulations as the Commission shall prescribe as necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of this title, where the transfer was caused by legal separation, divorce, death, or other involuntary event. (5) Any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses: (A) Purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance, and services; (B) making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance, and services; and (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate [emphasis added].”

This is due to the fact that the Fund does not hold itself out as an investment company and is not in the business of issuing redeemable securities, face-amount certificates or period plan certificates and will be primarily engaged in the business of purchasing, making, funding or otherwise acquiring loans secured by real property and/or personal property. Notwithstanding the foregoing, there are no assurances that this will ultimately be the case. In the event the Fund becomes subject to the registration requirements of the 1940 Act, the Fund may incur substantial legal fees. This may adversely affect Limited Partners in the sense that if the Fund does not have funds to pay said legal fees, it may be unable to distribute income to the Limited Partners.

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Investors Are Not Independently Represented by the Fund’s Attorneys and should seek their own independent counsel.

The Limited Partners in the Fund have not been represented by independent counsel with respect to this Offering. Attorneys assisting in the formation of the Fund and the preparation of this Offering Circular have represented only the Fund and its principals and affiliates. (See “Conflicts of Interest” below.)

No Assurance can be provided that the Maximum Offering Amount will be adequate working capital and/or will absolve the need for additional financing.

In the opinion of the Fund, if the maximum number of Limited Partnership Interests being offered is sold, the Fund may have sufficient working capital to achieve its planned operations. However, there can be no assurance that even if the maximum number of Limited Partnership Interests is sold that the Fund would not be required to seek alternative or additional sources of financing. The Fund is not restricted in the application of the funds as provided within this Offering Circular under the caption “Use of Proceeds”.

Terms of the Limited Partnership Interests may not be favorable to prospective Investors.

The Fund has set the terms of the Limited Partnership Interests in a manner which is favorable to the Fund and has not made an attempt to consider the favorability or suitability of such terms for any prospective Investors.

The Fund may employ leverage, resulting in the Limited Partnership Interests being subordinate to any debt incurred by the Fund.

Any indebtedness incurred by the Fund (e.g. through a credit line, borrowing from a financer, etc.) may expose the Limited Partners to substantially greater risk. Any debt incurred by the Fund will be senior to the Limited Partners and will have priority of payment. If there are no sufficient cash flows generated from the operations of the Fund and the Fund has to pay Limited Partners, it may affect the Fund’s ability to make distribution to Limited Partners. In addition, leverage may involve restrictive covenants, interest obligations and other risks that are customary to organizations that employ leverage in financing their investments.

The Fund will invest in assets that have not been identified, therefore, potential Investors will be unable to evaluate the Fund’s loan portfolio prior to making their investment.

None of the specific assets in which the Fund will invest in are identified at this time. Therefore, any potential investor is unable to evaluate the Loans portfolio to determine whether to invest in the Fund. However, the general business goals of the Fund are to make Loans as further described herein. The Fund may later have specific, identifiable portfolio data which Limited Partners may review upon their prior written request to the Fund.

The Fund has the right to change and mix its investment profile, there is no guarantee that the investment profile will not change substantially over time.

The Fund reserves the right, in its sole and absolute discretion, to modify, change or revise its typical investment profile and the mix of Loans that it invests or otherwise participates in, and accordingly, Limited Partners have no guarantee, and should not assume that the investment mix and profile of the Fund will not change substantially over time.

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The Loan Loss Reserve may be insufficient to cover Loan losses, which may ultimately cause the Fund to be unable to distribute income to Limited Partners.

The purpose of the Loan Loss Reserve is to help insulate the Limited Partners from loss. Although the Loan Loss Reserve will help reduce the impact of Loan defaults temporarily, ultimate repayment/resale of the Loans will be jeopardized if any Loans in default are not eventually repaid or resold, whether by the applicable borrower or by the Fund, which may affect available collateral. In addition, the Loan Loss Reserve may vary and will be based on reserve overages and the weighted risk levels of the Loan portfolio. This may cause reserve amounts to be reduced, eliminated or increased accordingly in the sole and absolute discretion of the General Partner. Limited Partners should understand that a Loan Loss Reserve does not guarantee the Fund will not incur a loss if a Loan or Loans result in default, which may ultimately cause the Fund to sustain a loss and unable to distribute income to the Limited Partners.

BUSINESS RISKS

There is reliance on Key Personnel to make all decisions with respect to the management of the Fund, therefore, Limited Partners will have very limited choice in the management decisions.

The key personnel of the Fund will make virtually all decisions with respect to the management of the Fund including, without limitation, the determination as to which loans to make and the terms thereof. The Limited Partners will have very limited voice in the management decisions of the Fund, and can exercise only a limited (if any) amount of control over the Fund. The Fund gives no assurance that the Fund will operate at a profit or positive cash flow. The Fund is dependent to a substantial degree on the continued services of its key personnel. In the event of the death, incapacity or other termination of key personnel, the business and operations of the Fund may be adversely affected. Furthermore, all investments related to specific Loans will be undertaken by the Fund without the Limited Partners having any ability to directly affect such transactions.

The Fund is currently operating at a loss and would have difficult in meeting future obligations and continue its business in the foreseeable future.

The independent public accounting firm prepared the Fund’s 2021 financial statements, which reflects that it is currently operating at a loss due to the expenditure of $25,000 for payment of portions of the organization cost, including, the broker-dealer fees. These expenses reduced the capital of the Fund, which will be reflected under the Limited Partners’ overall equity positions. Accordingly, the Fund will need sufficient capital from the Limited Partners and third-party debt financing to meet the obligations of the Fund’s operational and/or organization cost. In the event that there is insufficient capital raised from the Limited Partners or there is no third-party financing available to the Fund, it will continue to operate at a loss and will reduce the Limited Partners’ overall returns and/or capital account balances.

Competition with other lenders may affect the Fund’s profitability.

Because of the nature of the Fund’s business, the Fund’s profitability will depend to a large degree on the future availability of capital. In particular, the Fund will compete with private lenders, institutional lenders and others engaged in the mortgage lending business, many of whom have greater financial resources and experience than the Fund.

The competitive conditions of private lending may affect the Fund’s profitability and business.

Some of the general competitive conditions in private lending include competing with other lenders with regards to fees, interest rates, reputation and/or quality of service. These conditions may affect the Fund’s profitability and ability to make, fund, originate, acquire and/or purchase loans. Furthermore, other private lenders, institutional lenders and others engaged in the mortgage lending business may differ in their loan to value guidelines and criteria, which may affect the Fund’s competitiveness with regards to its ability to make, fund, originate and/or acquire certain loans or the geographic area where it makes, funds, originates or acquires a loan, or the value and type of underlying property it is able to secure as collateral for a loan.

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The key personnel not required to devote full-time to the business of the Fund.

The Fund’s key personnel and its officers and directors are not required to devote their respective individual capacities full time to the Fund’s affairs, but only such time as the affairs of the Fund may reasonably require.

No restriction preventing the Fund or its affiliates from competing with one another by investing or sponsoring investments similar to those of the Fund.

Though they currently have no intention to do so, there is no restriction preventing the Fund or any of its affiliates, principals, officers, directors or management from competing with one another by investing in collateral liens or sponsoring the formation of other investment groups like the Fund. The Fund may make decisions that may at times favor persons other than the Fund. Unless otherwise mandatorily required to the contrary by applicable law, the Fund and its affiliates, principals and management are exonerated from any liability for investment opportunities given to other persons, including (without limitation) affiliates.

Delays in the participation in the investment yield by Investors may occur.

There may be a delay between the time subscription funds are accepted from Investors and the time when such funds are deposited into the Fund and begin to participate in the investment yield offered herein. In other instances, there may be a delay between the time the funds are held in the Fund’s operating account to deploy (or re-deploy) for purposes of funding a suitable loan within the lending criteria provided in this Memorandum. Such delays will result in lower return and/or yield from the Fund. Limited Partners should be aware that the returns are non-cumulative, meaning that there will not be any accrued interests being tacked to the subsequent year(s).

Management and investment practices of the Fund are not regulated by Federal or State authorities.

The management and investments of the Fund are not supervised or regulated by any Federal or State legal or regulatory authority, except to the extent that the Offering will be qualified by the SEC. In addition, the Fund’s lending activities and investments in properties are generally not regulated and supervised by state authorities in at least the states where the Fund will not obtain a mortgage lending license. The Fund will not be required to obtain a consumer lending license since it will not make any consumer purpose loans. Lending licensing requirements will vary from state to state. Notwithstanding the foregoing, if required by a state, the Fund will obtain all licenses prior to making or funding a Loan.

While the Fund will use its best efforts to comply with all laws, including federal, state and local laws and regulations, there is a possibility of governmental action to enforce any alleged violations of lending laws which may result in legal fees and damage awards that would adversely affect the Fund and its ability to distribute income to Limited Partners.

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Trends in consumer preferences and spending may have adverse impact on the Fund and its Limited Partners’ rate of return.

The Fund’s operating results may fluctuate significantly from period to period as a result of a variety of factors, including competitive investment structures, foreclosures, regional unemployment, increases in interest rates, decreases in conventional lending, and general economic conditions. There is no assurance that the Fund will be successful in marketing any of its services, or that the revenues will be significant. Consequently, the Fund’s revenues may vary by quarter, and the Fund’s operating results may experience fluctuations.

Performance projections are not guaranteed.

The General Partner and its principals have experience in real estate investments, loans, and related loan syndications. The General Partner, through its management of other funds and investment vehicles, has made other real estate investments and loans under other formats, but the performance of previous investments may not be indicative of the future performance of the investments relating to the Fund. The Fund does not yet know what its long-term loan loss experience will be.

The Fund will be subject to general risks associated with real property lending.

The Fund’s profitability depends on the ability of our non-prime borrowers to repay their loans. The ability of a borrower to repay may be affected by local, regional, and national real estate market and economic conditions beyond the control of the Fund. Delinquencies and defaults are sensitive to local and national business and economic conditions. Favorable real estate and economic conditions may not necessarily enhance a borrower’s ability to repay due to circumstances specific to a borrower and are beyond the Fund’s control.

There are also special risks associated with particular sectors of real estate property in which the Fund may lend:

●	Fix and Flip Properties: Properties recently acquired in foreclosure are usually acquired and financed with little opportunity to fully inspect the property. Frequently, the properties have deferred maintenance. There may be delays in evicting occupants, claims by the foreclosed property owner that could delay resale, unknown property defects and numerous laws now on the books and been regularly issued to make it more difficult to foreclose and evict. In addition, there is no assurance the inventory of homes will be sufficient to sustain the fix and flip market as it exists today. There is also the risk that lenders may take it upon themselves to improve and directly resell their foreclosed inventory.

●	Retail Properties: Retail properties are affected by the overall health of the economy and a borrower’s ability to pay a loan on retail property may be adversely affected by, among other things, the growth of alternative forms of retailing, bankruptcy, departure or cessation of operations of a tenant, a shift in consumer demand due to demographic changes, changes in spending patterns and lease terminations.

●	Office Properties: Office properties and a borrower’s ability to pay a loan on an office property are affected by the overall health of the economy and other factors such as a downturn in the business operated by their tenant, obsolescence and non-competitiveness.

●	Multifamily Properties: The value and successful operation of a multifamily property may be affected by a number of factors such as the location of the property, the ability of the property manager, the presence of competing properties adverse local economic conditions, oversupply and rent control laws or other laws affecting such properties. All of these factors may adversely affect a borrower’s ability to pay.

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●	Industrial Properties: Industrial properties are affected by the health of the economy and the particular industry of the borrower. A borrower’s ability to pay a loan on an industrial property may be adversely affected by, among other things, competition within the industry, growth of competing industries, bankruptcy and government regulation with respect to the industry.

●	Buildable Lots: Loans on buildable lots are subject to the risk that entitlements will lapse or that development may be impaired by environmental, heritage, governmental controls and restrictions, zoning, soil and other conditions and risks inherent in land development.

●	Construction Loans: The Fund may make construction loans, which have unique risks, including: cost overruns that the borrower cannot absorb, material and labor shortages, strikes and price increases, governmental issues, contractor default and defective construction. If the borrower defaults for any of these other reasons, the Fund would be forced to foreclose and finish the construction at a potentially higher cost and over a longer than anticipated period of time.

There are inherent risks with respect to investment in non-performing notes.

The Fund may elect to invest in non-performing notes secured by real estate. Accordingly, non-performing notes carry substantial risk, including the possibility that the non-performing notes may not generate any cashflow or profit for the Fund. The Fund may to acquire the non-performing notes with the expectation that they will be reformed to become performing notes. However, there is no assurance or guarantee that such non-performing notes will perform, or even if reformed, will generate cashflow for the Fund. For example, the borrower may re-enter into default after the reformation of the Non-Performing Note or the possibility that any collateral securing the non-performing note cannot be sold for profit. In those circumstances, the Fund (and its Limited Partners) may be adversely affected and unable to make distributions to the Limited Partners.

Borrowers’ failure to pay interests and/or principals due under the notes will cause significant adverse impact on the Fund.

If the Fund’s equity or profit margin on a particular note is thin, so that little to no equity exists between all of the encumbrances on the underlying property and our note, it may not make sense for us to continue to hold and/or service the note. Therefore, we will most likely not make a profit on that particular Note and may be at risk for losing almost all of our investment in such a note under these or similar circumstances.

Borrowers’ bankruptcy will incur additional expenditures on the Fund and impact the rate of return.

Where a borrower files a Chapter 13 bankruptcy, if the market value of the property is demonstrated to be less than the payoff amount of a senior mortgage which is ahead of the Fund’s junior mortgage, the lien securing the Fund’s note can be “stripped” from the property, subject to the successful completion of the debtor’s bankruptcy plan and obtaining a discharge. Although the Fund would still likely receive some debt repayment as an unsecured creditor, a substantial portion of the total debt owed would most likely be wiped out upon discharge of the bankruptcy.

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Upon discharge of Chapter 7 bankruptcy, a borrower will no longer be held personally liable for the obligations of a note held by the Fund, unless the borrower reaffirms the debt while in bankruptcy. However, in any case, the Fund will retain the right to foreclose on the collateral, as granted in the mortgage or deed of trust, in the event a mutually acceptable alternative cannot be worked out between the Fund and the borrower.

Senior Lienholders have foreclosure rights that may impact the Fund if it originates junior lien positions.

In the event a senior lienholder forecloses on the subject real estate before the Fund, the Fund’s interest in the subject real estate may be eliminated. If a borrower’s performance on a first lien fails, the Fund can begin foreclosure ahead of the first lien, which may result in taking the property subject to the first lien. If the first lien starts foreclosure ahead of the Fund, the Fund, as junior lienholder, has the right to protect its secured interest in the property by bringing the payments current on the first lien, and then may elect to foreclose ahead of the first lien. In some instances, it may not be profitable for the Fund to expend additional funds to enforce such protections, in which case the Fund’s lien would be removed from the property, leaving the Fund with an unsecured debt worth significantly less than when it was secured.

Servicer’s failure to comply with the regulations may subject the Fund to regulations and exposure of legal liability.

The Fund’s business is subject to multiple laws including regulations applicable to note servicers. The lending industry is heavily regulated by laws governing lending practices at the federal, state, and local levels. In addition, proposals for further regulation of the financial services industry are continually being introduced. Failure of the Fund or its Servicer to comply with these laws could lead to loss of the property, legal fees, and other unexpected costs that could adversely affect investments. These laws and regulations to which the Fund and its Servicer is subject include those pertaining to:

●	real estate settlement procedures;

●	fair lending;

●	compliance with federal and state disclosure requirements;

●	debt collection;

●	the establishment of maximum interest rates, finance charges, and other charges;

●	secured transactions and foreclosure proceedings; and

●	private regulations providing for the use and safeguarding of non-public personal financial information of borrowers.

Investment in the Fund involves certain tax and ERISA risks Investors should be aware of.

An investment in the Fund involves certain tax risks of general application to all investors and certain other risks specifically applicable to Keogh accounts, Individual Retirement Accounts and other tax-exempt investors. (See “Income Tax Considerations” and “ERISA Considerations” below).

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Loan defaults and foreclosures may occur which could potentially adversely affect the profitability of the Fund its ability to distribute income to Limited Partners.

The Fund will invest in Loans and take the risk that borrowers will default on those loans and other risks that lenders typically face, some of which are detailed in this Offering. Loans may be made to borrowers who do not qualify for loans from more traditional sources of financing, such as (without limitation) borrowers who are in default under other obligations or in bankruptcy or who not have sources of income that would be sufficient to qualify for loans from other lenders (including but not limited to, banks and savings and loans associations). Loans may generally provide for a monthly payment from the borrower followed by a “balloon” payment at the loan’s maturity. Borrowers may be unable to pay such a balloon payment and are compelled to refinance the balloon amount into a new loan. Fluctuations in the interest rates, unavailability of mortgage funds, and a decrease in the value of the real property securing the loan could adversely affect the borrower’s ability to refinance their loans at maturity.

The Fund will generally look to the underlying property securing the loan to determine whether to make the loan to the borrower and, to a lesser extent, the credit rating a borrower has. Nonetheless, borrowers will need to demonstrate adequate ability to meet its financial obligations under the terms of any loan which the Fund originates or purchases.

To determine the fair market value of the property securing the loan, the Fund will primarily rely on an appraisal, the Fund’s opinion of value of the property, or other similar opinion. Appraisals are a judgment of an individual appraiser’s interpretation of a property’s value. Due to the differences in individual opinions, values may vary from one appraiser to another. Furthermore, the appraisal is merely the value of the real property at the time the loan is originated. Market fluctuations and other conditions could cause the value of real property to decline over time.

If the borrower defaults on the loan, the Fund may take the deed in lieu of foreclosure or be forced to purchase the property at a foreclosure sale. If the Fund cannot quickly sell the real property and the property does not produce significant income, the profitability and ability to repay the Fund will be adversely affected.

Due to certain provisions of State law that may be applicable to all real estate loans, if real property security proves insufficient to repay amounts owing to the Fund, it is unlikely that the Fund will be able to recover any deficiency from the borrower.

Finally, the recovery of sums advanced by the Fund in making or investing in mortgage loans and protecting its security may also be delayed or impaired by the operation of the federal bankruptcy laws or by irregularities in the manner in which the loan was made. Any borrower has the ability to delay a foreclosure sale for a period ranging from several months to several years by filing a petition in bankruptcy which automatically stays any actions to enforce the terms of the loan. It can be assumed that such delays and the costs associated therewith will reduce the profitability of the Fund.

There are general risks associated with investing commercial real estate market.

The Fund may invest in the commercial real estate market. Concentration in commercial real property entails risks that are specific to the industry. For example, the Fund may experience fluctuations in occupancy rates, rent schedules, and operating expenses, among other factors, which can adversely affect operating results of the commercial real property and the borrower’s ability to make payments on the loans. Operating performance will also depend on adverse changes in local population trends, market conditions, neighborhood values, national, regional or local economic and social conditions, federal, state or local regulations, controls or fiscal policies, including those affecting rents, prices of goods, fuel and energy consumption, environmental restrictions, real estate taxes, zoning and other factors affecting real property. Additionally, there may be a need for capital improvements and repairs, accounting for inflation, financial condition and profitability of tenants, uninsured losses, acts of nature such as floods and earthquakes, and other risks. Some or all of these factors may also affect the financial condition of borrower’s on loans secured by commercial real property and thus their ability to make payments on these loans.

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In addition, in the event a borrower defaults on a loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, the Fund may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

Loan sale documentation may include buy-back clause which may create backlog and illiquidity

The Fund may participate in the sale of loans with Affiliates or third-parties, including institutions. In certain sales contracts there may be a buy-back clause which may be enforced by the purchaser of the loans, in the event that the Fund has breached a representation or warranty contained in such sale agreement. In that instance, the Fund may be forced to repurchase one or more loans sold to the purchaser. The breach of a representation or warranty by the General Partner may impact the Fund’s ability to originate new loans, collect fees, and strip interest income which the Fund and General Partner use to fund its operations and distribute returns to the Limited Partners.

The Fund may be subject to certain U.S. State Licensing Requirements

The General Partner believes that the Fund or its Affiliates have either obtained the licenses necessary for (or are exempt from) participating lawfully in the business of business-purpose lending in each state in which it plans to make loans prior to commencing operations, based on current assessment of the regulatory requirements of each such state. This means that while the Fund and General Partner may believe that that the Fund’s practices in a particular state are compliant with that state’s current regime, it is possible that that regime might come under question from state or other regulatory authorities, and/or be changed in such a way as to adversely affect the Fund’s ability to continue lending or conducting business in that state or may prohibit continuation of the Fund’s loans in that state. The Fund intends to monitor such regulatory activity closely, but may fail to correctly or adequately anticipate regulatory action in this developing arena.

The possible repeal of state usury limits could affect the Fund’s profitability and cash flow.

To the extent that any Loans are arranged by or through a mortgage lending license and are therefore generally exempt from the otherwise applicable state’s usury limitation, should this exemption be repealed, the Fund may no longer be able to originate loans in excess of the usury limit, potentially reducing its return on investment or forcing it to limit its lending activities or otherwise burdening its profitability and cash flow.

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Certain real estate properties may be at risk as a result of certain losses being uninsured, underinsured or not insurable.

The Fund intends to maintain comprehensive insurance coverage of the type and amount it believes is customarily obtained by any lender of real estate. There are, however, certain types of losses, generally of a catastrophic nature, such as earthquakes, war and floods, that may be uninsurable or not economically insurable from which the real estate properties may be at risk. In addition, because of coverage limits and deductibles, insurance coverage in the event of a substantial loss may not be sufficient to pay the full current market value or current replacement cost of the underlying investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it unfeasible to use insurance proceeds to replace a property after it has been damaged or destroyed. Under such circumstances, the insurance proceeds received by the Fund might not be adequate to restore its economic position with respect to its real estate properties. Additionally, the Fund does not intend to require mortgage insurance on Loans, which would protect the Fund from losses due to defaults by borrowers.

Fluctuations in interest rates may affect the profitability of the Fund and may not be able to liquidate their investment to take advantage of higher available returns.

Mortgage interest rates are subject to abrupt and substantial fluctuations and the purchase of Limited Partnership Interests are a relatively illiquid investment. If prevailing interest rates rise above the average interest rate being earned by the Fund’s portfolio, Limited Partners may wish to liquidate their investment to take advantage of higher available returns but may be unable to do so due to restrictions on withdrawal.

The Fund, as a lender, may be exposed to the risks of litigation by a borrower, tenant, or other counter-party as a result of the Loan.

The Fund will act in good faith and use reasonable judgment in selecting borrowers and making, purchasing, and managing the Loans. However, as a lender the Fund is exposed to the risk of litigation by a borrower, tenant or other counter-party for any warranted or unwarranted allegations regarding the terms of any transaction or the actions or representations of the Fund in making, managing or foreclosing on Loans. It is impossible to foresee the allegations that a party will bring against the Fund, but the Fund will use its best efforts to avoid litigation if, in its sole and absolute discretion, it is in the best interests of the Fund. If the Fund is required to incur legal fees and costs to respond to any lawsuit, the costs and fees could have an adverse impact on the Fund’s cash flow and profitability.

Participation with other parties in a Loan may result in lack of control as to when and how to enforce a loan default.

While the Fund does not expect to participate in transactions with other parties, there is a possibility that it may do so. When participating in Loans with other lenders the Fund may not have control over the determination of when and how to enforce a default, depending on the terms of any participation agreement with the other lenders or owners, other lenders or owners may have varied amounts of input into such decision-making process, including (without limitation) the ultimate decision-making power on if and when to enforce a default. There is no certainty as to who will be a lead lender or lead investor (as applicable) in a situation where the Fund participates in ownership of a Loan with another entity.

There are risks of government actions against the Fund for alleged violations of lending laws (and other law) which may result in high legal fees and damage awards.

While the Fund will use its best efforts to comply with all laws, including federal, state and local laws and regulations, there is a possibility of governmental action to enforce any alleged violations of (without limitation) mortgage lending laws which may result in legal fees and damage awards that would adversely affect the applicable entity.

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Risks of leveraging the Fund’s asset portfolio include assigning a portion of or the entire Fund’s asset portfolio as security for obtaining additional capital.

The Fund may borrow funds from any third-party sources (including, but not limited to, lenders and investors) to fund investments in Loans and properties. These additional sources of capital may be secured by Loans and assets held by the Fund. In order to obtain such additional capital, the Fund may assign part or its entire asset portfolio to the lender or investor. Such money may bear interest at a variable rate, whereas the Fund may be making fixed rate loans. Therefore, if prevailing interest rates rise, the cost of money could exceed the income earned from that money, thus reducing the Fund’s profitability or causing losses.

Risks of real estate ownership that could affect the marketability and profitability of the properties.

There is no assurance that the Fund’s owned properties will be profitable or that cash from operations will be available for distribution to the Limited Partners. Because real estate, like many other types of long-term investments, historically has experienced significant fluctuations and cycles in value, specific market conditions may result in occasional or permanent reductions in the value of property interests. The marketability and value of the properties will depend upon many factors beyond the control of the Fund, including (without limitation):

●	changes in general or local economic conditions;

●	changes in supply of or demand for competing properties in an area (e.g., as a result of over-building);

●	changes in interest rates;

●	the promulgation and enforcement of governmental regulations relating to land use and zoning restrictions, environmental protection and occupational safety;

●	condemnation and other taking of property by the government;

●	unavailability of mortgage funds that may increase borrowing costs and/or render the sale of a property difficult;

●	unexpected environmental conditions;

●	changes in real estate taxes and any other operating expenses;

●	energy and supply shortages and resulting increases in operating costs or the costs of materials and construction;

●	various uninsured, underinsurance or uninsurable risks (such as losses from terrorist acts), including risks for which insurance is unavailable at reasonable rates or with reasonable deductibles; and

●	imposition of rent controls.

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There are a number of risks involved in investing in development, redevelopment and undeveloped properties.

The Fund anticipates that it will invest in existing properties that require varying degrees of development. In addition, some properties may be under construction or under contract to be developed or redeveloped. Properties that involve development or redevelopment will be subject to the general real estate risks described above and will also be subject to additional risks, such as unanticipated delays or excess costs due to factors beyond the control of the Fund. These factors may include (without limitation):

●	strikes;

●	adverse weather;

●	pandemic, earthquakes and other “force majeure” events;

●	changes in building plans and specifications;

●	zoning, entitlement and regulatory concerns, including changes in laws, regulations, elected officials and government staff;

●	material and labor shortages;

●	increases in the costs of labor and materials;

●	changes in construction plans and specifications;

●	rising energy costs; and

●	delays caused by the foregoing (which could result in unanticipated inflation, the expiration of permits, unforeseen changes in laws, regulations, elected officials and government staff, and losses due to market timing of any sale that is delayed).

Delays in completing any development or renovation project will cause corresponding delays in the receipt of operating income and, consequently, the distribution of any cash flow by the Fund with respect to such property.

COVID-19 and other pandemics exposes the Fund with adverse lending activities.

In December 2019, the virus SARS-CoV-2, which causes the coronavirus disease known as COVID-19, surfaced in Wuhan, China. The disease spread around the world, resulting in the temporary closure of many corporate offices, retail stores, and manufacturing facilities across the globe, as well as the implementation of travel restrictions and remote working and “shelter-in-place” or similar policies by numerous companies and national and local governments. These actions caused the disruption of manufacturing supply chains and consumer demand in certain economic sectors, resulting in significant disruptions in local and global economies. The short-term and long-term impact of COVID-19 on the operations of the Fund and its performance is difficult to predict. Any potential impact on such operations and performance will depend to a large extent on future developments and actions taken by authorities and other entities to contain COVID-19 and its economic impact. These potential impacts, while uncertain, could adversely affect the performance of the Fund’s lending activities.

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Rise in insurance costs will increase Fund expenditures or expose the Fund with underinsured liability protection.

Real estate properties are typically insured against risk of fire, damage, and other typically-insured property casualties, but are sometimes not covered by severe weather or natural disaster events, such as landslides, earthquakes, or floods. Changes in the conditions affecting the economic environment in which insurance companies do business could affect the borrower’s ability to continue insuring the property at a reasonable cost, or could result in insurance being unavailable altogether. Moreover, any hazard losses not then covered by the borrower’s insurance policy would result in the corresponding Loan becoming significantly undersecured or in the property being at risk, and a Limited Partner could sustain a significant reduction, or complete elimination, of the return on investment.

Renting and/or forming tenancy relationship from prolonged period of holding real estate can expose the Fund with issues, including tenancy bankruptcy, unlawful detainer issues, non-compliant eviction, among others, which all of these can adversely impact the return for Limited Partners.

There may be instances in which the Fund may own and hold commercial real properties as a result of the Fund’s lending activities, including REOs. Although the Fund intends to divest these properties as soon as practicable, that may not always be the case, and the General Partner (or an Affiliate or third-party) may have to manage the property and lease to tenants until sold. In such instances, there are risks associated with certain aspects of leases, including, without limitation:

●	Tenancy bankruptcy;

●	Cost of unlawful detainer and lessor remedies, including, breach of lease agreement covenants;

●	Risks of noncompliant eviction;

●	Contest of leases related to businesses and/or franchisees;

●	Unintended consequences of remedies provided under the lease agreements, including, borrower defaults; and

●	Occupancy risks, such that the real property may fail to stabilize and/or generate income.

All of the above risks will diminish the overall financial return to the Limited Partners

Borrower fraud can subject the Fund to variety of exposures, including loss of investment in loans. Due diligence will be conducted by the Fund and its Affiliates, but there is no guarantee that such diligence will eliminate borrower fraud altogether.

Borrowers and property developers supply a variety of information regarding the current rental income, property valuations, market data, and other information. The Fund attempts to verify much of the information provided, but as a practical matter, cannot verify all of it, which may result in the information being incomplete, inaccurate, or intentionally false. Borrowers and developers may also misrepresent their intentions for the use of investment proceeds. The Fund may not verify any statements by applicants as to how proceeds are to be used. If a borrower or developer supplies false, misleading, or inaccurate information, Limited Partners may lose all or a portion of the investment in the loans.

When the Fund finances a loan, its primary assurances that the financing proceeds will be properly spent by the borrower or developer are the contractual covenants agreed to by the borrower or developer, along with their business history and reputation. Should the proceeds of a financing be diverted improperly, the borrower or developer might become insolvent, which could cause the Limited Partners to lose their entire investment.

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There are risks associated with buying contaminated Properties.

The Fund may invest in properties with known environmental conditions for the purpose of remediating the contamination. Following completion of the remediation, such properties would generally be resold to a developer. Such investments would generally be made only in conjunction with an operating partner with specific expertise in such properties and only where the Fund believes that the liabilities associated with owning an interest in such a property can be appropriately protected against through insurance, indemnification or otherwise.

Properties invested in by the Fund that may not comply with the Americans with Disabilities Act and other changes in governmental rules and regulations could have adverse consequences to the Fund’s profitability.

Under the Americans with Disabilities Act of 1990 (the “ADA”), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Properties acquired by the Fund or in which it makes a property investment may not be in compliance with the ADA. If a property is not in compliance with the ADA, then the Fund may be required to make modifications to such property to bring it into compliance, or face the possibility of imposition, or an award, of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use or operation of the properties, including changes to building, fire and life-safety codes, may occur which could have adverse consequences to the Fund.

Unforeseen Changes

While the Fund has enumerated certain material risk factors herein, it is impossible to know all risks which may arise in the future. In particular, Limited Partners may be negatively affected by changes in any of the following: (i) laws, rules and regulations; (ii) regional, national and/or global economic factors and/or real estate trends; (iii) the capacity, circumstances and relationships of partners of Affiliates, the Fund or the General Partner; (iv) general changes in financial or capital markets, including (without limitations) changes in interest rates, investment demand, valuations or prevailing equity or bond market conditions; or (v) the presence, availability or discontinuation of real estate and/or housing incentives.

The Fund continuously encounters changes in its operating environment, and the Fund may have fewer resources than many of its competitors to continue to adjust to those changes. The operating environment of the Fund is undergoing rapid changes, with frequent introductions of laws, regulations, competitors, market approaches, and economic impacts. Future success will depend, in part, upon the ability of the Fund to address the needs of its borrowers, sponsors and clients by adapting to those changes and providing products and services that will satisfy the demands of their respective businesses and projects. Many of the competitors have substantially greater resources to adapt to those changes. The Fund may not be able to effectively react to all of the changes in its operating environment or be successful in adapting its products, services and approach.

By purchasing shares in this Offering, Limited Partners are bound by the arbitration provisions contained in the Subscription Agreement and the Limited Partnership Agreement which limit a Limited Partner’s ability to bring class action lawsuits or seek remedy on a class basis, including with respect to securities law claims.

By purchasing shares in this Offering, Limited Partners agree to be bound by the arbitration provisions contained in our subscription agreement and our operating agreement (each an “Arbitration Provision” and collectively, the “Arbitration Provisions”). Such Arbitration Provisions apply to claims under the U.S. federal securities laws and to all claims that are related to the Fund, including with respect to this Offering, the Fund’s holdings, its Limited Partnership Interests, ongoing operations and the management of the Fund’s investments, among other matters and limit the ability of Limited Partners to bring class action lawsuits or similarly seek remedy on a class basis. Furthermore, because the Arbitration Provision is contained in the Limited Partnership Agreement, such Arbitration Provision will also apply to any purchasers of shares in a secondary transaction.

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 By agreeing to be subject to the Arbitration Provisions, Limited Partners are severely limiting their rights to seek redress against the Fund in court. For example, a Limited Partner may not be able to pursue litigation for any claim in state or federal courts against the Fund, the General Partner, or their respective directors, managers, officers, and employees including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede a Limited Partner’s ability to bring or sustain claims, and the ability to collect attorneys’ fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, the Arbitration Provisions provide that either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. The Fund has not determined whether it will exercise its right to demand arbitration but reserve the right to make that determination on a case by case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as the Fund is likely to invoke the Arbitration Provision to the fullest extent permissible.

Any arbitration brought pursuant to the Arbitration Provisions must be conducted in the State of New Jersey, in the county of Bergen. The term “Claim” as used in the Arbitration Provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving a Limited Partner (or persons claiming through or connected with the Limited Partner), on the one hand, and the Fund (or persons claiming through or connected with the Fund), on the other hand, relating to or arising out of the Limited Partner’s subscription agreement, the Fund and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that Limited Partner may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provisions, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. The scope of the Arbitration Provisions is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Fund’s counsel, the Fund believes that the Arbitration Provisions are enforceable under federal law, the laws of the State of New Jersey, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in the Subscription Agreement or the Limited Partnership Agreement with respect to the Arbitration Provisions or otherwise requiring Limited Partners to waive certain rights were to be found by a court to be unenforceable, the Fund would abide by such decision. Notwithstanding the foregoing, if this Arbitration Provision applies to federal securities law claims, the Limited Partner cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Further, potential Limited Partners should consider that Subscription Agreement and the Limited Partnership Agreement restricts the ability of the Limited Partners to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by the Fund or its General Partner. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual Limited Partners who wish to pursue claims against the Fund.

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BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISIONS, LIMITED PARTNERS WILL NOT BE DEEMED TO WAIVE THE FUND’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Management Fee and Expenses

The Fund anticipates conducting various transactions with the General Partner, a related party, including but not limited to those specified in this Offering Circular. The Fund will pay the General Partner a Management Fee and other fees, and the General Partner is entitled to reimbursement for any Fund expenses paid for by the General Partner. (See “General Partner’s Compensation” above and “Conflicts of Interest”.)

CONFLICTS OF INTEREST

The following is a list of all presently known potential conflicts of interest between Fund and each of its principals, directors, officers and/or affiliates. More specifically, conflicts of interest may arise in the following situations: (1) loan Origination Fees and Fund profitability, (2) loan servicing and origination by the General Partner, (3) allocation of management time, services, and functions between various existing Affiliates of the Fund and/or General Partner, (4) potential purchase, sale, hypothecation of Loans between the Fund and its Affiliates, (5) conflicts with entities organized for similar purposes as the Fund, (6) competition with Affiliates, (7) sale of properties to Affiliates, and (8) those resulting from the relationship between the principals of the Fund and its Affiliates.

The Limited Partners must rely on the general fiduciary standards (as and if applicable) and other duties which may apply to such principals, directors, officers and affiliates to prevent unfairness by any of the aforementioned in a transaction with consequences for the Limited Partners. It is expected that numerous transactions will occur between the Fund and its principals, directors, officers and/or affiliates, and no outside or independent review of these transactions will be performed. ALL PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT LIMITED PARTNERS WILL HAVE SUBSTANTIALLY LIMITED CONTROL, VOTING RIGHTS OR INVOLVEMENT IN THE BUSINESS, AFFAIRS OR GOVERNANCE OF THE FUND. EACH PROSPECTIVE INVESTOR SHOULD UNDERSTAND THAT SELF-DEALING AND AFFILIATE-AFFILIATE TRANSACTIONS WILL ROUTINELY OCCUR AS A RESULT OF THE MATTERS CONTEMPLATED HEREIN. ALL PROSPECTIVE INVESTORS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN INDEPENDENT LEGAL COUNSEL TO REVIEW AND ADVISE THEM WITH RESPECT TO THIS OFFERING AND OFFERING CIRCULAR. (See “Fiduciary Responsibility of the General Partner” above.)

Conflicts of Interest arising from doing business with Affiliates.

Currently the Fund intends to conduct most of its business of funding, making, acquiring, and/or purchasing Loans from loans that are brokered by the General Partner. Since the Fund may solely be funding Loans that are originated by the General Partner, this may result in the principals of the Fund engaging in transactions that are not to the best advantage of the Fund and could be perceived as more financially advantageous to the General Partner. Notwithstanding the foregoing, the Fund intends to invest in Loans that are in best interests of the Fund and the Loans will have terms that are commercially reasonable and advantageous to the Fund.

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The majority of the conflicts of interest may largely result from the General Partner having to allocate management time, services and functions between the Fund and other funds as well as deciding which business will be engaged by General Partner or the Fund, and not necessarily from one transaction being more advantageous to the General Partner and not the Fund.

Loan Fees were not determined through arm’s-length negotiations.

None of the compensation set forth under “General Partner’s Compensation” was determined through arm’s-length negotiations. Any change in such fees may have a direct, adverse effect upon the fees that borrowers will pay to the Fund, and thus, may reduce the overall profitability and cash flow of the Fund. This conflict of interest will exist in connection with every Loan the Fund makes.

The Fund will receive compensation for servicing the Loans, but may use a third-party as a loan servicer which may result in higher servicing fees.

As set forth below under “General Partner’s Compensation”, the General Partner and/or its Affiliates may receive compensation for servicing the Loans. The Fund has reserved the right to retain other firms in addition to, or in lieu of, the General Partner to perform the various brokerage services, loan servicing and other activities in connection with the Loans. Such other firms may or may not be affiliated with the Fund. Loan servicing firms not affiliated with the Fund may or may not provide comparable services on terms more favorable to the Fund.

The Fund and each of its principals, directors, officers or affiliates, may engage, for their own account or for the account of others, in other business ventures similar to that of the Fund.

The Fund and each of its principals, directors, officers or affiliates, may engage, for their own account or for the account of others, in other business ventures similar to that of the Fund. Neither the Fund nor any Limited Partner shall be entitled to any interest therein or therefrom.

The Fund may have conflicts of interest in allocating management time, services and functions between various existing companies, the Fund and any future companies which it may organize as well as other business ventures in which it or its managers, principals, directors, officers and/or affiliates may be or become involved.

The Fund and each of its principals, directors, officers or affiliates, may sell, buy or hypothecate loans (use loans as collateral for another loan) to each other and make a profit without the assistance of independent review or assessment.

The Fund and each of its principals, directors, officers or affiliates, may sell, buy or hypothecate loans (use loans as collateral for another loan) to each other, provided that such loans meet the underwriting criteria set forth above. The Fund or any of its managers, principals, directors, officers and/or affiliates, may make a profit on the sale of an existing Loan to an affiliated individual or entity. There will be no independent review or assessment of the value of such Loans.

The Fund, General Partner and their affiliates, may join with other entities in joint venture or co-ownership in certain loans or in the ownership of real property.

The Fund and its principals, directors, officers or affiliates, may join with other entities organized for similar purposes as partners, joint venturers or co-owners under some form of ownership in certain loans or in the ownership of real property. The interests such other individuals/entities may conflict, and all such individuals/entities may not be able to resolve such conflicts in a manner that serves the best interests of the Fund and/or Limited Partners.

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The Fund or any of its Affiliates are not restricted from competing with the Fund and may freely compete with the Fund.

There is no restriction preventing the Fund or any of its Affiliates, officers, directors or management from competing with the Fund by investing in collateral liens or sponsoring the formation of other investment groups like the Fund to invest or otherwise participate in similar areas. Subject only to limitations mandatorily imposed by corporate law, the Fund and its affiliates, officers, directors and/or management may freely compete with or against the Fund.

Currently, the General Partner manages another investment vehicle with substantially similar investment objectives with the Fund.

Currently, the General Partner and its related parties, including, the principals of the Fund have formed and is operating a different investment vehicle, which is hereinafter referred to as “Affiliate Fund.” The Affiliate Fund’s performance is stated herein under “Prior Performance Summary” and “Prior Performance Tables.” The Affiliate Fund is currently engaging in substantially similar investment objectives and strategies as that of the Fund. In addition, the General Partner and its related parties also engage in other investment programs separate from the Fund, such as real property acquisitions and operations. More specifically, the affiliates currently hold approximately $10 million in real properties through various programs. Accordingly, there exists an inherent conflict of interest among these programs, whether due to competition or time allocation of each of the respective programs. The General Partner will make reasonable efforts to mitigate such conflict of interest. For example, when originating a loan, the General Partner may look to overall purposes of the Fund and Affiliate Fund, risk profile among the companies, available cash, and other financial metrics to determine whether the Fund or the Affiliate Fund may be best suitable for lending activities. Notwithstanding the foregoing, it is impossible to eliminate the conflicts of interest. The Fund and its Limited Partners may lose the investment opportunities to the Affiliate Fund.

The Fund may sell foreclosed properties to Affiliates and the transaction will be subject to conflicts of interest since the Fund will have an interest in both parties to the transaction.

In the event that the Fund becomes the owner of any real property by reason of foreclosure, the first priority will be to arrange for the sale of the property for a price that will permit the recovery of the full amount of invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of then fair market value of the real property. In order to facilitate such a sale, the Fund may, but is not required to, arrange a sale to persons or entities affiliated with it or controlled by it, (e.g. to a limited liability company formed by the Fund). The Fund will be subject to conflicts of interest in arranging such sales since it will represent or have an interest in both parties to the transaction. There will not be any independent review by any outside parties of such transactions. No assurance can be given that the sale price for property would be fair, reasonable or negotiated at ‘arms-length’.

CERTAIN LEGAL ASPECTS OF THE FUND LOANS

Each of the Fund’s loans will be secured by, among other things, a deed of trust, mortgage, leasehold deed of trust or leasehold mortgage, or security agreement. The deed of trust and the mortgage are the most commonly used real property security devices. A deed of trust has three parties: a debtor, referred to as the “trustor”; a third-party, referred to as the “trustee”; and the lender, referred to as the “beneficiary.” The trustor irrevocably grants the property until the debt is paid, “in trust, with power of sale” to the trustee to secure payment of the obligation. The trustee’s authority is governed by law, the express provisions of the deed of trust and the directions of the beneficiary. The Fund will be the beneficiary under all deeds of trust securing Fund loans. In a mortgage loan, there are only two parties: the mortgagor (borrower) and the mortgagee (lender).

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In the United States, each individual State law determines how a mortgage is foreclosed. The route usually requires a judicial process, but varies from state to state. For properties located in the United States, some States have a statute known as the “one form of action” rule, which requires the beneficiary of a collateral lien to exhaust the security under the security lien (i.e., foreclose on the property) before any personal action may be brought against the borrower. Foreclosure statutes vary from State to State. Loans by the Fund secured by mortgages will be foreclosed in compliance with the laws of the State where the real property collateral is located.

Special Considerations in Connection with Junior Encumbrances

In addition to the general considerations concerning trust deeds discussed above, there are certain additional considerations applicable to second and more junior deeds of trust (“junior encumbrances”). By its very nature, a junior encumbrance is less secure than a more senior lien. If a senior lien holder forecloses on its loan, unless the amount of the bid exceeds the senior encumbrances, the junior lien holder will receive nothing. Because of the limited notice and attention given to foreclosure sales, it is possible for a junior lien holder to be sold out, receiving nothing from the foreclosure sale, although all legal methods of recouping the Fund’s investment will be exhausted. By virtue of anti-deficiency legislation, discussed above, a junior lien holder may be totally precluded from any further remedies.

Accordingly, a junior lien holder (such as the Fund in certain cases) may find that the only method of protecting its security interest in the property is to take over all obligations of the trustor with respect to senior encumbrances while the junior lien holder commences its own foreclosure, making adequate arrangements either to (1) find a purchaser for the property at a price which will recoup the junior lien holder’s interest, or (2) to pay off the senior encumbrances so that the junior lien holder’s encumbrance achieves first priority. Either alternative may require the Fund to make substantial cash expenditures to protect its interest. (See “Business Risks” above.)

The Fund may also make wrap-around mortgage loans (sometimes called “all-inclusive loans”), which a junior encumbrances to which all the considerations discussed above will apply. A wrap-around loan is made when the borrower desires to refinance his, her, or its property but does not wish to retire the existing indebtedness for any reason, e.g., a favorable interest rate or a large prepayment penalty. A wrap-around loan will have a principal amount equal to the outstanding principal balance of the existing secured loans plus the amount actually to be advanced by the Fund. The borrower will then make all payments directly to the Fund, and the Fund in turn will pay the holder of the senior encumbrance. The actual ultimate yield to the Fund under a wrap-around mortgage loan will likely exceed the stated interest rate on the underlying senior loan, since the full principal amount of the wrap-around loan will not actually be advanced by the Fund. State laws generally require that the Fund be notified when any senior lien holder initiates foreclosure.

If the borrower defaults solely upon his, her or its debt to the Fund while continuing to perform with regard to the senior lien, the Fund (as junior lien holder) will foreclose upon its security interest in the manner discussed above in connection with deeds of trust generally. Upon foreclosure by a junior lien, the property remains subject to all liens senior to the foreclosed lien. Thus, if the Fund were to purchase the security property at its own foreclosure sale, it would acquire the property subject to all senior encumbrances.

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The standard form of deed of trust used by most institutional lenders, like the one that will be used by the Fund or its affiliates, confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the deed of trust in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazards insurance policy and any award of damages in connection with the condemnation, and to apply the same to the indebtedness secured by the first deed of trust before any such proceeds are applied to repay the loan in respect of the Fund. The amount of such proceeds may be insufficient to pay the balance due to the Fund, while the debtor may fail or refuse to make further payments on the damaged or condemned property, leaving the Fund with no feasible means to obtain payment of the balance due under its junior deed of trust. In addition, the borrower may have a right to require the lender to allow the borrower to use the proceeds of such insurance for restoration of the insured property.

“Due-on-Sale” Clauses

The Fund’s forms of promissory notes and deeds of trust, like those of many lenders, contain “due-on-sale” clauses, which permits the Fund to accelerate the maturity of a loan if the borrower sells, conveys or transfers all or any portion of the property, but may or may not contain “due-on-encumbrance” clauses which would permit the same action if the borrower further encumbers the property (i.e., executes further deeds of trust). The enforceability of these types of clauses has been the subject of several major court decisions and legislation in recent years.

(1) Due-on-Sale: Federal law now provides that, notwithstanding any contrary pre-existing state law, due-on-sale clauses contained in mortgage loan documents are enforceable in accordance with their terms by any lender after October 15, 1985. On the other hand, acquisition of a property by the Fund by foreclosure on one of its loans may also constitute a “sale” of the property, and would entitle a senior lien holder to accelerate its loan against the Fund. This would be likely to occur if then prevailing interest rates were substantially higher than the rate provided for under the accelerated loan. In that event, the Fund may be compelled to sell or refinance the property within a short period of time, notwithstanding that it may not be an opportune time to do so.

(2) Due-on-Encumbrance: With respect to mortgage loans on residential property containing four or less units, federal law prohibits acceleration of the loan merely by reason of the further encumbering of the property (e.g., execution of a junior deed of trust). This prohibition does not apply to mortgage loans on other types of property. Although many of the Fund’s junior lien mortgages will be on properties that qualify for the protection afforded by federal law, some loans will be secured by properties that do not qualify for the protection, including (without limitation) small apartment buildings or commercial properties. Junior lien mortgage loans made by the Fund may trigger acceleration of senior loans on properties if the senior loans contain valid due-on-encumbrance clauses, although both the number of such instances and the actual likelihood of acceleration are anticipated to be minor. Failure of a borrower to pay off the senior loan would be an event of default and subject the Fund (as junior lien holder) to the risks attendant thereto. It will not be customary practice of the Fund to make loans on non-residential property where the senior encumbrance contains a due-on-encumbrance clause. (See “Special Considerations in Connection with Junior Encumbrances.”)

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Prepayment Charges

Loans may provide for certain prepayment charges to be imposed on the borrowers in the event of certain early payments on the loan. The General Partner reserves the right, but has no obligation, at its business judgment to waive collection of prepayment penalties. Applicable federal and state laws may limit the prepayment charge on residential loans. For commercial or multifamily loans there is no federal law that limits the prepayment amount charge, but applicable state laws may vary.

Bankruptcy Laws

If a borrower files for protection under the federal bankruptcy statutes, the Fund will be initially barred from taking any foreclosure action on its real property security by an “automatic stay order” that goes into effect upon the borrower’s filing of a bankruptcy petition. Thereafter, the Fund would be required to incur the time, delay and expense of filing a motion with the bankruptcy court for permission to foreclose on the real property security (“relief from the automatic stay order”). Such permission is granted only in limited circumstances. If permission is denied, the Fund will likely be unable to foreclose on its security for the duration of the bankruptcy, which could be a period of years. During such delay, the borrower may or may not be required to pay current interest on the Fund loan. The Fund would therefore lack the cash flow it anticipated from the loan, and the total indebtedness secured by the security property would increase by the amount of the defaulted payments, perhaps reaching a total that would exceed the market value of the property.

In addition, bankruptcy courts have broad powers to permit a sale of the real property free of the Fund’s lien, to compel the Fund to accept an amount less than the balance due under the loan and to permit the borrower to repay the loan over a term which may be substantially longer than the original term of the loan.

LEGAL PROCEEDINGS

The Fund has not been involved in any material litigation or arbitration within the past Five (5) years. Neither the General Partner nor any of its managers, principals, directors or officers of the Fund or General Partner are now, or within the past Five (5) years have been, involved in any material litigation or arbitration.

INCOME TAX CONSIDERATIONS

The following discussion generally summarizes the material federal income tax consequences of an investment in the Fund based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury regulations thereunder, current administrative rulings and procedures and applicable judicial decisions. However, it is not intended to be a complete description of all tax consequences to prospective Investors with respect to their investment in the Fund. No assurance can be given that the Internal Revenue Service (the “IRS”) or any applicable State taxing authority will agree with the interpretation of the current federal income tax laws and regulations summarized below. In addition, the Fund or the Investors may be subject to state and local taxes in jurisdictions in which the Fund may be deemed to be doing business.

ACCORDINGLY, ALL PROSPECTIVE INVESTORS SHOULD INDEPENDENTLY SATISFY THEMSELVES REGARDING THE POTENTIAL FEDERAL AND STATE TAX CONSEQUENCES OF PARTICIPATION IN THE FUND AND ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS, ATTORNEYS OR ACCOUNTANTS IN CONNECTION WITH ANY INTEREST IN THE FUND. EACH PROSPECTIVE INVESTOR/SHAREHOLDER SHOULD SEEK, AND RELY UPON, THE ADVICE OF THEIR OWN TAX ADVISORS IN EVALUATING THE SUITABILITY OF AN INVESTMENT IN THE FUND IN LIGHT OF THEIR PARTICULAR INVESTMENT AND TAX SITUATION.

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Tax Law Subject to Change

Frequent and substantial changes have been made, and will likely continue to be made, to the federal and state income tax laws. The changes made to the tax laws by legislation are pervasive, and in many cases, have yet to be interpreted by the IRS or the courts.

State and Local Taxes

A description or analysis of the State and local tax consequences of an investment in the Fund is beyond the scope of this discussion. Prospective Limited Partners are advised to consult their own tax counsel and advisors regarding these consequences and the preparation of any state or local tax returns that an Investor may be required to file. The discussion of tax consequences herein is general in nature, and then only concerns federal tax consequences, to the limited extent discussed in this Offering Circular.

Federal Partnership Treatment

The Fund is likely to be treated as a partnership under the Internal Revenue Code of 1986 (the “Code”). Assuming that the Fund has been properly formed under New Jersey law, is operated in accordance with applicable New Jersey corporate and business law and the terms of the Limited Partnership Agreement, it is the Fund’s opinion (subject to the discussion regarding “Taxable Mortgage Pools” below) that, if the matter were litigated, it is more likely than not that the Fund would prevail as to its classification and would be taxed as a partnership for federal income tax purposes. If the Internal Revenue Service (“the IRS”) determined that the Fund was an association taxable as a corporation for federal income tax purposes, there would be significant adverse tax consequences to the Fund and possibly to its investors, including (without limitation) the Fund would have to pay tax on its net income and then the investor would have to pay tax on any distributions as dividends as opposed to interest income.

IRS Audits

Informational returns filed by the Fund are subject to audit by the IRS. The IRS devotes considerable attention to the proper application of the tax laws to partnerships. An audit of the Fund’s return may lead to adjustments which adversely affect the federal income tax treatment of Limited Partnership Interests and cause Limited Partners to be liable for tax deficiencies, interest thereon and penalties for underpayment. An audit of the Fund’s tax return could also lead to an audit of their individual tax return that may not otherwise have occurred, and to the adjustment of items unrelated to the Fund. Prospective investors should make their determination to invest based on the economic considerations of the Fund rather than any anticipated tax benefits. Furthermore, the IRS has taken the position in Temp. Reg. 1.163-9T that any interest on income taxes owed by an individual is personal interest, subject to limitations on deduction, regardless of the nature of the activity that produced the income that was the source of the tax.

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If the IRS makes audit adjustments to the Fund’s income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from the Fund. Generally, the Fund may elect to have the Limited Partners take such audit adjustment into account in accordance with their interest in the Fund during the tax year under audit, but there can be no assurance that such election will be effective in all circumstances and the manner in which the election is made and implemented has yet to be determined. If the Fund is unable to have the Limited Partners take such audit adjustment into account in accordance with their interests in the Fund during the tax year under audit, current Limited Partners may bear some or all of the tax liability resulting from such audit adjustment, even if such Limited Partners did not own Limited Partnership Interests in the Fund during the tax year under audit. If, as a result of any such audit adjustment, the Fund is required to make payments of taxes, penalties and interest, cash available for distribution to Limited Partners might be substantially reduced. The Fund may, at any time, during the existence of the Fund or any predecessor of the Fund, directly seek reimbursement of underpaid taxes, penalties, and interest from the Limited Partners who held Limited Partnership Interests during the year which is under IRS, state, or local audit examination, even if such Limited Partner has since redeemed its Limited Partnership Interest and is no longer a Limited Partner of the Fund. The Fund will designate the General Partner (or a principal thereof) to act as the partnership representative who shall have the sole authority to act on behalf of the Fund with respect to dealings with the IRS under these audit procedures. The acts of the General Partner in its capacity as partnership representative, including the extension of statutes of limitation, will bind the Fund and all Limited Partners. The Limited Partners will not have a right to participate in the audit proceedings.

Profit Objective of the Fund

Deductions will be disallowed if they result from activities not entered into for profit to the extent that such deductions exceed an amount equal to the greater of: (a) the gross income derived from the activity; or (b) deductions (such as interest and taxes) that are allowable in any event.

The applicable Treasury Department regulations indicate a transaction will be considered as entered into for profit where there is an expectation of profit in the future, either of a recurring type or from the disposition of property. In addition, the Code provides, among other things, an activity is presumed to be engaged for profit if the gross income from such activity for Three (3) of the Five (5) taxable years ending with the taxable year in question exceeds the deductions attributable to such activity. It is anticipated that the Fund will satisfy this test.

Property Held Primarily for Sale: Potential Dealer Status

The Fund has been organized to invest in loans and notes primarily secured by deeds of trust or mortgages on real property and to acquire real estate properties. However, if the Fund were at any time deemed for federal tax purposes to be holding one or more Fund loans, notes or properties primarily for sale to customers in the ordinary course of business (a “dealer”), any gain or loss realized upon the disposition of such loans, notes or properties would be taxable as ordinary gain or loss rather than as capital gain or loss. The federal income tax rates for ordinary income are currently higher than those for capital gains. In addition, income from sales of loans, notes and properties to customers in the ordinary course of business would also constitute unrelated business taxable income to any Limited Partners which are tax-exempt entities. Under existing law, whether or not real property is held primarily for sale to customers in the ordinary course of business must be determined from all the relevant facts and circumstances. The Fund intends to make and hold the Fund loans, notes and properties for investment purposes only, and to dispose of Fund loans, notes and properties, by sale or otherwise, at the discretion of the General Partner and as consistent with the Fund’s investment objectives. It is possible that, in so doing, the Fund will be treated as a “dealer” in mortgage loans, notes and properties, and that profits realized from such sales will be considered unrelated business taxable income to otherwise tax-exempt Investors in the Fund.

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Taxable Mortgage Pool Rules

Notwithstanding the check-the-box provisions, the IRS may still reclassify certain partnerships as corporations for federal income tax purposes, if they meet the definition of a “taxable mortgage pool” under Internal Revenue Code Section 7701(i)(2)(A)(ii). A taxable mortgage pool is any entity whose assets consist substantially of debt instruments, who is the obligor under debt obligations with two (2) or more maturities, and where there is a relationship between the debt instruments and the debt obligations of the entity. The issue of what constitutes debt obligations with Two (2) or more maturities is unclear. The regulations state that “[T]he purpose of section 7701(i) is to prevent income generated by a pool of real estate mortgages from escaping Federal income taxation when the pool is used to issue multiple class mortgage-backed securities.” The Fund has only one class of Limited Partnership Interests. A literal reading of this provision could lead to the conclusion that the Fund would not be reclassified as a taxable mortgage pool and taxed as a corporation. In order to further explain any such interpretation, the General Partner has committed that to the extent it leverages the Fund assets (i.e., borrows funds from another lender for purpose of making loans and pledges one or more loans of the Fund as collateral for such borrowing), the Fund will only have one line of credit at a time so that the IRS would find it difficult to make the argument that the Fund has debt obligations with Two (2) or more maturities. However, due to the lack of clarity with respect to this provision, there is no assurance (and no opinion of any kind can be given) that the IRS would not attempt to tax the Fund as a corporation and not a partnership. Any such taxation would have an adverse effect on the Fund and the return an Investor would receive on their investment in the Fund.

Portfolio Income

A primary source of Fund income will be interest, which is ordinarily considered “portfolio income” under the Code. Similarly, Temporary Regulations issued by the Internal Revenue Service in 1988 (Temp. Reg. Section 1.469-2T(f)(4)(ii)) confirmed that net interest income from an equity-financed lending activity such as the Fund will be treated as portfolio income, not as passive income, to Limited Partners. Therefore, Limited Partners will not be entitled to treat their proportionate share of Fund income as passive income, against which passive losses (such as deductions from unrelated real estate investments) may be offset.

Understatement Penalties

The Fund will be subject to substantial understatement penalty in the event that it understates its income tax. The IRS imposes a penalty of Twenty Percent (20%) on any substantial understatement of income tax. Furthermore, the IRS can charge interest on underpayments of income tax exceeding One Hundred Thousand Dollars ($100,000) for any tax year owing by certain corporations at a rate that is higher than the normal interest rate. The General Partner strongly advises prospective investors to consult with their own tax advisor to be sure that they fully evaluate the proposed tax treatment of Fund as described herein.

Unrelated Business Taxable Income

The Fund may generate unrelated business taxable income for Limited Partners that are qualified plans such as self-directed IRA’s, or tax exempt organizations such as pension/benefit plan investors, colleges, universities, private foundations and charitable remainder trusts. Particularly if the Fund pursues a credit facility or leverage, it is highly likely that the Fund may generate unrelated business taxable income for such Limited Partners. Investors should be aware also that the issue of how the unrelated business taxable income of a qualified plan or exempt organization should be taxed is regularly under discussion by one or more committees of Congress. The Fund advises that all Limited Partners, particularly Limited Partners with qualified plans or exempt organizations, consult with their own tax advisor to be sure they fully evaluate the impact of unrelated business taxable income for Limited Partners.

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ERISA CONSIDERATIONS

The following is a discussion of how certain requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code relating to Employee Benefit Plans and certain Other Benefit Arrangements (each as defined below) may affect an investment in the Limited Partnership Interests. It is not, however, a complete or comprehensive discussion of all employee benefits aspects of such an investment. If the Investors are trustees or other fiduciaries of an Employee Benefit Plan or Other Benefit Arrangement, before purchasing Limited Partnership Interests, they should consult with their own independent legal counsel to assure that the investment does not violate any of the applicable requirements of ERISA or the Code, including, without limitation, the ERISA fiduciary rules and the prohibited transaction requirements of ERISA and the Code.

ERISA Fiduciary Duties

Under ERISA, persons who serve as trustees or other fiduciaries of an Employee Benefit Plan have certain duties, obligations and responsibilities with respect to the participants and beneficiaries of such plans. Among the ERISA fiduciary duties are the duty to invest the assets of the plan prudently, and the duty to diversify the investment of plan assets so as to minimize the risk of large losses. An “Employee Benefit Plan” is a plan subject to ERISA that is an employee pension benefit plan (such as a defined benefit pension plan or a section 401(k) or 403(b) plan) or any employee welfare benefit plan (such as an employee group health plan).

Prohibited Transaction Requirements

Section 406 of ERISA and Section 4975 of the Code proscribe certain dealings between Employee Benefit Plans or Other Benefit Arrangements, on the one hand, and “parties-in interest” or “disqualified persons” with respect to those plans or arrangements on the other. An “Other Benefit Arrangement” is a benefit arrangement described in Section 4975(e)(1) of the Code (such as a self-directed individual retirement account (“IRA”), other than an Employee Benefit Plan.

Prohibited transactions include, directly or indirectly, any of the following transactions between an Employee Benefit Plan or Other Benefit Arrangement and a party in interest or disqualified person:

(a)                 sales or exchanges of property;

(b)                 lending of money or other extension of credit;

(c)                 furnishing of goods, services or facilities; and

(d)                 transfers to, or use by or for the benefit of, a party in interest or disqualified person of any assets of the Employee Benefit Plan or Other Benefit Arrangement.

In addition, prohibited transactions include any transaction where a trustee or other fiduciary of an Employee Benefit Plan or Other Benefit Arrangement:

(a)	deals with plan assets for his own account,

(b)	acts on the behalf of parties whose interests are adverse to the interest of the plan, or

(c)                 receives consideration for his own personal account from any party dealing with the plan with respect to plan assets.

The terms “party in interest” under ERISA and “disqualified person” under the Code have similar definitions. The terms include persons who have particular relationships with respect to an Employee Benefit Plan or Other Benefit Arrangement, such as:

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(a)	fiduciaries;

(b)	persons rendering services of any nature to the plan;

(c)                 employers any of whose employees are participants in the plan, as well as owners of 50% or more of the equity interests of such employers;

(d)                 spouses, lineal ascendants, lineal descendants, and spouses of such ascendants or descendents of any of the above persons;

(e)                   employees, officers, directors and 10% or more owners of such fiduciaries, service providers, employers or owners;

(f)	entities in which any of the above-described parties hold interests of 50% or more; and

(g)            Ten Percent (10%) or more joint venturers or partners of certain of the parties described above.

Certain transactions between Employee Benefit Plans or Other Benefit Arrangements and parties in interest or disqualified persons that would otherwise be prohibited transactions are exempt from the prohibited transaction rules due to the application of certain statutory or regulatory exemptions. In addition, the United States Department of Labor (the “DOL”) has issued class exemptions and individual exemptions for certain types of transactions. Violations of the prohibited transaction rules may require the prohibited transactions to be rescinded and will cause the parties in interest or disqualified persons to be subject to excise taxes under Section 4975 of the Code.

Investments in the Fund

If any Investor is a fiduciary of an Employee Benefit Plan, the investor must act prudently and ensure that the plan’s assets are adequately diversified to satisfy the ERISA fiduciary duty requirements. Whether an investment in the Fund is prudent and whether an Employee Benefit Plan’s investments are adequately diversified must be determined by the plan’s fiduciaries in light of all of the relevant facts and circumstances. A fiduciary should consider, among other factors, the limited marketability of the Limited Partnership Interests.

Investors also should be aware that under certain circumstances the DOL may view the underlying assets of the Fund as “plan assets” for purposes of the ERISA fiduciary rules and the ERISA and Internal Revenue Code prohibited transaction rules. DOL regulations indicate that Fund assets will not be considered plan assets if less than Twenty Five Percent (25%) of the value of the Limited Partnership Interests is held by Employee Benefit Plans and Other Benefit Arrangements.

The Fund anticipates that if any Investor is an Employee Benefit Plan subject to ERISA, the Fund will limit the investments by all Employee Benefit Plans and Other Benefit Arrangements to ensure that the Twenty Five Percent (25%) limit is not exceeded. Because the Twenty Five Percent (25%) limit is determined after every subscription or redemption, the Fund has the authority to require the redemption of all or some of the Interests held by any Limited Partner that is an Employee Benefit Plan or Other Benefit Arrangement if the continued holding of such Interests, in the sole opinion of the Fund, could result in the Fund being subject to the ERISA fiduciary rules.

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If there are no Employee Benefit Plan investors in the Fund, the Fund anticipates that investments by Other Benefit Arrangements (such as self-directed IRAs) may exceed the Twenty Five Percent (25%) limit. This situation may cause the underlying assets of the Fund to be considered plan assets for purposes of the Code prohibited transaction rules. In such a case, the Other Benefit Arrangement investors must ensure that their investments do not constitute prohibited transactions under Section 4975 of the Code. Such investors should consult with independent legal counsel on these issues.

Special Limitations

The discussion of the ERISA fiduciary aspects and the ERISA and Code prohibited transaction rules contained in this Offering Circular is not intended as a substitute for careful planning. The applicability of ERISA fiduciary rules and the ERISA or Code prohibited transaction rules to Investors may vary from one Investor to another, depending upon that Investor’s situation. Accordingly, Investors should consult with their own attorneys, accountants and other personal advisors as to the effect of ERISA and the Code on their situation of a purchase and ownership of the Limited Partnership Interests and as to potential changes in the applicable law.

SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT

The following is a summary of the Limited Partnership Agreement, and is qualified in its entirety by the terms of the Limited Partnership Agreement itself. In the event of any conflict, misunderstanding or ambivalence between, or resulting from, the summary below and the actual terms of the Limited Partnership Agreement, the latter shall govern. Potential investors are urged to carefully read the entire Limited Partnership Agreement, which is set forth as Exhibit A to this Offering Circular.

Accounting and Reports

Annual reports concerning the Fund’s business affairs, including the Fund’s annual income tax return, will be provided to Limited Partners who request them in writing. Each Limited Partner will receive his, her, or its respective K-1 Form as required by applicable law. The General Partner may, at its sole and absolute discretion, designate any person or entity to outside provide tax and accounting advice to the Fund, at any time and for any reason.

The General Partner presently intends to maintain the Fund’s books and records on the accrual basis for bookkeeping and accounting purposes, and also intends to use the accrual basis method of reporting income and losses for federal income tax purposes. The General Partner reserves the right to change such methods of accounting upon written notice to Limited Partners. Any Limited Partner may inspect the books and records of the Fund at reasonable times.

Limited Partnership Interests

As set forth in the Limited Partnership Agreement, “Limited Partnership Interests” represent a Limited Partner’s interests in the Fund. Limited Partnership Interests do not represent any fixed or absolute percentage interest representing ownership in the Fund, but instead Limited Partnership Interests represent a fluctuating percentage interest in the Fund. The amount of any Limited Partner’s actual percentage interest at any time representing ownership in the Fund shall generally be determined at such time by the amount of such Limited Partner’s capital account balance divided by the total amount of all Limited Partners’ capital account balances outstanding (it being understood that each Limited Partner’s Limited Partnership Interests (and corresponding percentage interest in the Fund) outstanding may fluctuate and change from time to time).

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The Fund will establish and maintain a capital account for each Limited Partner upon admission to the Fund, in which the amount paid by such Limited Partner for purchase of Limited Partnership Interests will be credited with that amount to the capital account. Thereafter, Limited Partner’s capital account may be adjusted on a monthly basis by the following: (1) the Limited Partner’s capital account balance will be increased by (i) the amount of any money the Limited Partner contributes to the Fund’s capital to purchase additional Limited Partnership Interests, including any reinvestment of his, her, or its portion of the Fund’s distribution made by such Limited Partner; and (ii) the Limited Partner’s share of the Fund’s profits and any separately stated items of income or gain. (2) the Limited Partner’s capital account balance will be decreased by: (i) the amount of any money the Fund distributes to the Limited Partner; (ii) the Limited Partner’s share of the Fund’s losses and any separately stated items of deduction or loss; and (iii) the amount of any withdrawals or redemption made by such Limited Partner in accordance with the “Redemption / Withdrawal” provision stated above.

Allocations of profit, gain and loss in the Fund are made, as required by law, in proportion to the Limited Partners’ respective capital accounts. Voting rights are based upon the number of Limited Partnership Interests each Limited Partner owns.

Voting Rights

Limited Partners will have very limited voting rights. Limited Partners do not elect or vote on the General Partner, except as otherwise set forth in the Limited Partnership Agreement, and not have any voting rights on matters affecting the Fund’s business, and therefore limited ability to influence decisions regarding the Fund’s business.

Other Governance Matters

The Limited Partnership Agreement vests most other decisions relating to the assets and to the business the Fund, including decisions relating to acquisitions, originations and dispositions, the issuance of additional Limited Partnership Interests, and other decisions relating to the Fund’s business, in the General Partner.

Compensation to General Partner and Affiliates

The Fund will compensate the General Partner and Affiliates as described in “General Partner’s Compensation” herein above.

General Partner’s Tenure

The General Partner may withdraw from the management of the Fund at any time upon Thirty (30) days’ written notice to all Limited Partners. However, a successor manager of the Fund may only be elected by the Limited Partners. The Limited Partners may also remove the General Partner if: (1) the General Partner commits an act of fraud or willful misconduct which materially adversely damages the Fund.

Distributions

The Fund will make distributions of income as described in the “Terms of the Offering – Cash Distributions, Election to Reinvest”.

Operating Expenses

The Fund shall pay its own general administrative and operating expenses, which may include, without limitation, legal expenses, accounting costs for the Fund, and/or marketing expenses. It shall reimburse the General Partner for any expenses incurred by the General Partner that are properly considered ordinary and reasonable business expenses of the Fund (and the General Partner’s administrative and/or operating expenses).

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Profits and Losses

The Fund’s profit or loss for any taxable year, including the taxable year in which the Fund is dissolved, will be allocated among the Limited Partners in proportion to their capital account balances that they held during the applicable tax reporting period.

Restrictions on Transfer

The transferability of Limited Partnership Interests will be subject to the securities laws under Regulation A, Tier II. Any transferee must be a person that would have been qualified to purchase a Limited Partnership Interests in this Offering. No Limited Partnership Interests may be transferred if, in the sole judgment of the General Partner, a transfer would jeopardize the availability of exemptions from the registration requirements of federal securities laws, jeopardize the tax status of the Fund as a limited liability company taxed as a partnership, or cause a termination of the Fund for federal income tax purposes.

A transferee may not become a substitute Limited Partner without the consent of the General Partner. Such consent may not be unreasonably withheld if the transferor and the transferee comply with all the provisions of the Limited Partnership Agreement and applicable law. A transferee who does not become a substitute Limited Partner has no right to vote in matters brought to a vote of the Limited Partners, or to receive any information regarding the Fund or to inspect the Fund books, but is entitled only to the share of income or return of capital to which the transferor would be entitled.

Rights and Liabilities of Limited Partners

The rights, duties and powers of Limited Partners are governed by the Limited Partnership Agreement and applicable New Jersey corporate and business law, and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to them.

Investors who become Limited Partners in the manner set forth herein will not be responsible for the obligations of the Fund. They may be liable to repay capital returned to them plus interest if necessary, to discharge liabilities existing at the time of such return. Any cash distributed to Limited Partners may constitute, wholly or in part, return of capital.

Rights, Powers and Duties of General Partner

Subject to the right of the Limited Partners to vote on specific matters, the General Partner will have complete charge of the business of the Fund. The General Partner is not required to devote itself full-time to Fund affairs but only such time as is required for the conduct of the business of the Fund. The General Partner has the power and authority to act for and bind the Fund. The General Partner is granted the special power of attorney of each Limited Partner for the purpose of executing any document which the Limited Partners have agreed to execute and deliver.

Fund Brought to Close

The Fund will not cease to exist immediately upon the occurrence of an event of dissolution, but will continue to exist until its affairs have been brought to a close. Upon dissolution of the Fund, the General Partner will bring to a close the Fund’s affair by liquidating the Fund’s assets as promptly as is consistent with obtaining the fair market value thereof, either by sale to third parties or by collecting loan payments under the terms of the loan(s) until a suitable sale can be arranged. All funds received by the Fund shall be applied to satisfy or provide for Fund debts and liabilities and the balance, if any, shall be distributed to Limited Partners on a pro-rata basis.

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JOBS ACT / REG A / TIER II	VELOCE CAP FUND 1 LP	OFFERING CIRCULAR

Redemption Policy and Other Events of Disassociation

The General Partner may, at its sole and absolute discretion, cause the Fund to repurchase Limited Partnership Interests from Limited Partners desiring to resign from the partnership or as a part of a plan to reduce the outstanding capital of the Fund. There is no guarantee that the Fund will have sufficient funds to cause the redemption of any Limited Partnership Interests. Therefore, any investment in the Fund should be considered illiquid.

The Fund may also expel a Limited Partner for cause if the Limited Partner has materially breached or is unable to perform the Limited Partner’s material obligations under the Limited Partnership Agreement. A Limited Partner’s expulsion from the Fund will be effective upon the Limited Partner’s receipt of written notice of the expulsion by the Fund.

Upon any expulsion, transfer of all of Limited Partnership Interests, withdrawal or resignation of any Limited Partner, an event of disassociation shall have occurred and (a) the Limited Partner’s right to participate in the Fund’s governance, receive information concerning the Fund’s affairs and inspect the Fund’s books and records will terminate and (b) unless such disassociation resulted from the transfer of the Limited Partner’s Limited Partnership Interests, the Limited Partner will be entitled to receive the distributions to which the Limited Partner would have been entitled as of the effective date of the dissociation had the dissociation not occurred. The Limited Partner will remain liable for any obligation to the Fund that existed prior to the effective date of the dissociation, including, without limitation, any costs or damages resulting from the Limited Partner’s breach of the Limited Partnership Agreement. Under most circumstances, the Limited Partner will have no right to any return of his or her capital prior to the termination of the Fund unless the General Partner elects, at its sole and absolute discretion, to return capital to a Limited Partner.

The effect of redemption or disassociation on Limited Partners who do not sell or return their Limited Partnership Interests will be an increase in each Limited Partner’s respective percentage interest in the Fund and therefore an increase in each Limited Partner’s respective proportionate interest in the future earnings, losses and distributions of the Fund and an increase in the respective relative voting power of each remaining Limited Partner. Notwithstanding anything to the contrary herein, redemption shall be at the sole and absolute discretion of the General Partner and the General Partner shall not be compelled to redeem or repurchase Limited Partnership Interests at any time or for any reason.

The redemption of Limited Partnership Interests shall be subject to the Fund’s availability of sufficient cash to pay the expenses of the Fund, maintain any loan loss reserve and pay the redemption or withdrawal amounts to other Limited Partners who requested withdrawal or redemption in the order of the request. No redemption may be made that would render the Fund unable to pay its obligations as they become due. The Fund shall not be required to sell its assets to raise cash to effectuate any redemption.

A redeeming Limited Partner shall have the rights of a transferee until such time as the Fund has actually redeemed those Limited Partnership Interests, that is, the Limited Partner shall be entitled to receive distributions, but shall not be entitled to vote. Redeemed Limited Partnership Interests revert to authorized but unissued Limited Partnership Interests and the former holder retains no interest of any kind in such Limited Partnership Interests.

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FINANCIAL STATEMENTS

VELOCE CAP FUND 1, LP

AUDITED FINANCIAL STATEMENTS

FROM INCEPTION THROUGH SEPTEMBER 30, 2021

63

VELOCE CAP FUND 1, LP

TABLE OF CONTENTS

FROM INCEPTION THROUGH SEPTEMBER 30, 2021

64

Duner and Foote
Certified Public Accountants
www.DunerCPA.com
Telephone (949) 263-0030		18818 Teller Ave.
FAX (949) 263-0037		Suite 265
E-Mail DerrickFoote@Dunercpa.com		Irvine, California 92612
MEMBER OF
CALIFORNIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITOR'S REPORT

To the Members of
Veloce Cap Fund 1, LP

We have audited the accompanying financial statements of Veloce Cap Fund 1, LP ("the "Fund") (a New Jersey limited partnership) which comprise the balance sheet as of September 30, 2021, and the related statement of income and changes in members' deficit, and cash flows from inception through September 30, 2021, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

F-1

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Veloce Cap Fund 1, LP. as of September 30, 2021, and the results of its operations and its cash flows from inception through September 30, 2021 in accordance with accounting principles generally accepted in the United States of America.

Duner and Foote,

Certified Public Accountants
Irvine, California

October 21, 2021

F-2

VELOCE CAP FUND 1, LP

BALANCE SHEET
SEPTEMBER 30, 2021

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$100

TOTAL CURRENT ASSETS		$100

TOTAL ASSETS		$100

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accrued expenses	$25,000

TOTAL CURRENT LIABILITIES		$25,000

MEMBERS' DEFICIT - PER ACCOMPANYING STATEMENT		(24,900)

TOTAL LIABILITIES AND MEMBERS' DEFICIT		$100

F-3

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS
SEE INDEPENDENT AUDITOR'S REPORT

 VELOCE CAP FUND 1, LP
STATEMENT OF INCOME AND CHANGES IN MEMBERS' DEFICIT
FROM INCEPTION THROUGH SEPTEMBER 30, 2021

REVENUE
Interest income	$—

TOTAL REVENUE		$—

OPERATING EXPENSES
Operating expenses	25,000

TOTAL OPERATING EXPENSES		25,000

NET LOSS		$(25,000)

MEMBERS' DEFICIT
Members' deficit - Capital contributions		100

MEMBERS DEFICIT - SEPTEMBER 30, 2021		$(24,900)

F-4

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS
SEE INDEPENDENT AUDITOR'S REPORT

VELOCE CAP FUND 1, LP

STATEMENT OF CASH FLOWS

FROM INCEPTION THROUGH SEPTEMBER 30, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(25,000)
Adjustments to reconcile net income to net cash provided by operating activities:	25,000
Increase in accrued liabilities	—

Net cash provided by operating activities	—

CASH FLOWS FROM INVESTING ACTIVITIES
Member contributions	100

Net cash provided by investing activities	100

NET INCREASE IN CASH AND CASH EQUIVALENTS		100

CASH AND CASH EQUIVALENTS - FROM INCEPTION		—

CASH AND CASH EQUIVALENTS - SEPTEMBER 30, 2021		$100

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for -
California Limited Liability Company minimum franchise tax		$—
Interest expense		$—

F-5

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS
SEE INDEPENDENT AUDITOR'S REPORT

VELOCE CAP FUND 1, LP

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION THROUGH SEPTEMBER 30, 2021

NOTE 1 - ORGANIZATION

Veloce Cap Fund 1, LP (the "Fund") was formed on August 23, 2021 and is organized and licensed as a New Jersey limited partnership upon the filing of the Articles of Organization with the Secretary of State of New Jersey. The fund is managed by Veloce Consulting, Inc, a New Jersey corporation. Veloce Consulting, Inc. acts as the general partner of the fund.

The fund will begin offering units for investment upon qualification of the offering by the Securities and Exchange Commission. The maximum offering will be $75,000,000 in accordance with Tier II of Regulation A as set forth under the Securities Act of 1933.

The Fund will use the proceeds from this offering to make, purchase, originate, fund, acquire and/or otherwise sell loans secured by interests in real or personal property located throughout the United States. The value and balance of Loans or properties will not be guaranteed by any governmental agency or private entity but may be guaranteed by affiliates and associates of the underlying borrowers. Sources of income to the Fund will come from the interest and fees charged to borrowers on the Loans, as well as from the sale of any properties acquired by the Fund for rehabilitation and/or resale. All Loans will be owned by the Fund and all revenue received from the Loans and investments in properties shall be distributed into the Fund, less applicable fees to the General Partner.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting – The Fund maintains its accounting records under the accrual method of accounting in conformity with accounting principles generally accepted in the United States of America.

Recent Accounting Pronouncements - Consistent with the treatment for emerging growth companies under the Jumpstart Our Business Startups (JOBS) Act, the Company has elected to delay the implementation of new accounting standards to the extent such standards provide for delayed implementation by non-public business entities.

Cash and Cash Equivalents – The Fund considers all short-term, highly liquid unrestricted investments with original maturities of three months or less when purchased to be cash equivalents. As of September 30, 2021, cash and cash equivalents totaled $100.

Fair Value of Financial Instruments – Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 825, Financial Instruments, requires disclosure of fair value information about financial instruments. Management believes the fair value of financial instruments approximates their carrying amounts. The carrying value of cash and cash equivalents and certain other liabilities approximate their estimated fair values due to the short-term nature of these instruments.

F-6

VELOCE CAP FUND 1, LP

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION THROUGH SEPTEMBER 30, 2021

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk – Financial instruments which potentially subject the Fund to concentrations of credit risk consist primarily of cash deposits and trust deed notes receivables. The Fund has not experienced any losses on its bank deposit accounts, and believes it is not exposed to any significant credit risk on its accounts. Concentrations of credit risk with respect to trust deed notes receivable can exist due to the Fund's focus on the state of California, which increases the Fund's exposure to adverse local real estate, economic and market conditions and other risk factors, including natural disasters and acts of terrorism.

Management Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, the Fund evaluates its estimates; including those related to the reserve for losses on trust deed notes receivables and contingencies. The Fund bases its estimates on historical experience and on various assumptions, the results of which form the basis for making judgments about the carrying values of assets and liabilities that may not be readily apparent from other sources. Actual results could differ from those estimates.

Reserve for Loan Losses –A reserve for loan losses is established based on management's estimate of losses inherent and probable as of the balance sheet date. Management evaluates the adequacy of the reserve giving consideration to factors such as the value of the underlying collateral, current performance of the loans, extent and nature of delinquencies, credit characteristics of the portfolio, and the general economic environment.

Provision for losses is charged to the statement of operations. Management will evaluate the need for recording a loan loss reserve when operations begin.

Risks and Uncertainties – Trust deed notes receivables are subject to risks and uncertainties due to real estate market volatility, interest rate volatility, and credit risk. Due to the level of such risks and uncertainties, it is at least reasonably possible that changes in the values of the trust deed notes receivables will occur in the near term, and that such changes could materially affect the amounts reported in the balance sheet, statement of income and changes in partners' equity.

Interest Income – Interest income on loans is accrued by the effective interest method. Generally, interest payments are due monthly, on the first day of each month. Interest is generally prorated to the first day of the month following the closing of the loan escrow. Interest income due and not received as of the balance sheet date is accrued.

F-7

VELOCE CAP FUND 1, LP

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION THROUGH SEPTEMBER 30, 2021

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes – The Fund is a limited liability company for federal and state income tax purposes. Under the laws pertaining to income taxation of limited partnerships, no income tax is paid by the Fund as an entity. Each individual partner reports on their income tax returns their distributive share of the Fund's income, gains, losses, deductions and credits, whether or not any actual distribution is made to such partner during a taxable year. There has not been a provision for income taxes accrued during the Fund's first year of operation.

Fair Value Measurement - FASB ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820") defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This standard provides a consistent definition of fair value which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy established under ASC 820 gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

As required by ASC 820, the Fund's trust deed notes receivables are classified within the fair value hierarchy based on the highest level of input that is significant to the fair value measurement. The three levels of the fair value hierarchy under ASC 820 and its applicability to the Fund's trust deed notes receivable are described below:

●	Level 1 – Pricing inputs are quoted prices available in active markets for identical assets or liabilities as of the reporting date.

●	Level 2 – Pricing inputs are quoted prices for similar assets or liabilities, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes assets and liabilities valued at quoted prices adjusted for legal or contractual restrictions specific to these assets and liabilities.

●	Level 3 – Pricing inputs are unobservable for the asset or liability; inputs that reflect the reporting entity's assumptions that the market participants would use in pricing the asset or liability. Level 3 includes assets or liabilities that are supported by little or no market activity.

F-8

VELOCE CAP FUND 1, LP

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION THROUGH SEPTEMBER 30, 2021

NOTE 3 – FUND PROVISIONS

The Fund is a New Jersey limited partnership. The rights, duties and powers of the partners of the Fund are governed by the offering circular. The following description of the Fund's offering circular provides only selected information. Limited Partners should refer to the Fund's offering circular for a more complete description of the various provisions. The Manager is in complete control of the Fund business, subject to the voting rights of the partners on specified matters. The Manager has the power and authority to act for and bind the Fund.

Profits and Losses – Profits and losses accrued during any calendar month are allocated to the partners in proportion to their capital accounts maintained throughout the month. Investors who become partners of the Fund other than on the first day of a calendar month shall be allocated a proportionate share of the Fund's profits or losses for that month reflecting the days during the month that the investor was a partner.

Partner Withdrawal – Limited Partners who wish to withdraw before they have been Limited Partner for Twenty-Four (24) months ("Early Withdrawal") can only withdraw if the Limited Partner produces evidence of undue hardship, and the General Partner permits Early Withdrawal, in its sole and absolute discretion. Acceptability of a Limited Partner's hardship will be determined by the General Partner, in its sole and absolute discretion. Limited Partners who request Early Withdrawal will be subject to a penalty of Twenty Percent (20%) of the Limited Partner's withdrawal proceeds. The General Partner may, at its sole discretion, waive an Early Withdrawal.

After the limited partner has been invested for twenty-four months, the limited partner can request to withdraw from the fund and must give at least ninety (90) days written notice to the General Partner. The fund will use its best efforts to return capital subject to, among other things, the Fund's cash flow, financial condition, and prospective investments in assets.

Cash Distributions – Net Profits shall be distributed to the Limited Partners on an annual basis as follows: Eighty Percent (80% of the Net Profits of the Fund shall be distributed to the Limited Partners on a pro-rata basis, and the remaining Twenty (20%) of the Net Profits of the Fund shall be distributed to the General Partner. Net Profits means the Fund's gross income less (1) the Fund's operating expenses (including payment of outstanding debt (if any), administrative costs, legal expenses, and accounting fees); (2) an allocation of income for a loan loss reserve; and (3) payment of the Asset Management Fee and any other fees to the General Partner. All Cash distributions will be made on an annual basis, in arrears, and distributions to Limited Partners shall be prorated as applicable for the amount of time that a Limited Partner was a partner of the Company during such accounting period.

F-9

VELOCE CAP FUND 1, LP

NOTES TO FINANCIAL STATEMENTS

FROM INCEPTION THROUGH SEPTEMBER 30, 2021

NOTE 4 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855, Subsequent Events, the Fund evaluated subsequent events through October 21, 2021, the date these financial statements were issued.

The Fund is currently seeking investors through an offering circular that will be filed with the Securities & Exchange Commission. The Fund has entered into a broker-dealer with a law firm to raise capital in accordance with Tier II of Regulation A as set forth under the Securities Act of 1933, as amended.

The Fund has entered into an agreement with the Dalmore Group LLC, a registered Broker Dealer, and Geraci LLP to work on the legal documents and filings.

F-10

LEGAL MATTERS

The General Partner has retained Geraci Law Firm of Irvine, California to advise it in connection with the preparation of this Offering, the Limited Partnership Agreement, the Subscription Agreement and any other documents related thereto. Geraci Law Firm has not been retained to represent the interests of any Investors or Limited Partners in connection with this Offering. Investors that are evaluating or purchasing Limited Partnership Interests should retain their own independent legal counsel to review this Offering, the Offering Circular, the Limited Partnership Agreement, the Subscription Agreement and any other documents related to this Offering, and to advise them accordingly.

ADDITIONAL INFORMATION AND UNDERTAKINGS

The Fund and General Partner undertake to make available to each Investor every opportunity to obtain any additional information from them necessary to verify the accuracy of the information contained in this Offering Circular, to the extent that they possess such information or can acquire it without unreasonable effort or expense. This additional information includes all the organizational documents of the Fund, recent financial statements for the Fund and all other documents or instruments relating to the operation and business of the Fund that are material to this Offering and the transactions described in this Offering Circular.

SIGNATURES

Pursuant to the requirements of Regulation A, as amended, the Fund certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular and the correlating Offering Statement to be signed on its behalf, by the undersigned, thereunto duly authorized, in the city of Hackensack, New Jersey.

VELOCE CAP Fund 1, LP

/s/ Surfaraz Dinani

By: Surfaraz Dinani, CEO of Veloce Consulting
Inc., General Partner of the Fund

Date: October 27, 2021

INDEX TO EXHIBITS

EXHIBIT 2	CERTIFICATE OF FORMATION
EXHIBIT 2.1	LIMITED PARTNERSHIP AGREEMENT
EXHIBIT 4	SUBSCRIPTION AGREEMENT
EXHIBIT 6	DALMORE BROKER-DEALER AGREEMENT
EXHIBIT 11	CONSENT OF ACCOUNTANT
EXHIBIT 12	OPINION OF COUNSEL RE: LEGALITY OF THE SECURITIES BEING QUALIFIED

65